Exhibit 10.9

Execution Version/Unterschriftenversion

COUNTRY SPECIFIC AMENDMENT AGREEMENT (SWITZERLAND) TO THE FACTORING AGREEMENT

LÄNDERSPEZIFISCHER ÄNDERUNGSVERTRAG (SCHWEIZ) ZUM FACTORINGVERTRAG

between / zwischen

and / und

Alcan Aluminium Valais SA
3960 Sierre, Switzerland/Schweiz

- hereinafter referred to as the "**AMENDMENT AGREEMENT**"-

- nachstehend "**ÄNDERUNGSVERTRAG**" genannt -

Whereas:

GE Capital Bank AG as purchaser (hereafter referred to as "**GE CAPITAL**") and Alcan Aluminium Valais SA as seller (hereafter referred to as "ORIGINATOR"), entered into a factoring agreement on or about the date hereof, pursuant to which the ORIGINATOR sells certain receivables to GE CAPITAL (the "**Factoring Agreement**").

GE CAPITAL and the ORIGINATOR intend to enter into this *Amendment Agreement* in order to amend and supplement the *Factoring Agreement* for Swiss law purposes.

Präambel:

GE Capital Bank AG als Käuferin (nachstehend "**GE CAPITAL**" genannt) und Alcan Aluminium Valais SA als Verkäuferin (nachstehend "**KUNDE**" genannt) haben am oder um das Abschlussdatum dieses *Änderungsvertrages* einen Factoringvertrag geschlossen, wonach der KUNDE bestimmte *Forderungen* an GE CAPITAL abtritt (der "**Factoringvertrag**").

GE CAPITAL und der KUNDE beabsichtigen, diesen *Änderungsvertrag* abzuschliessen, um den *Factoringvertrag* für die Schweizerische Rechtsordnung abzuändern und zu ergänzen.

1. DEFINITIONS

Terms in capitalized italics have the meaning ascribed to them in part F (Definitions) of the *Factoring Agreement*, unless otherwise defined herein.

1. DEFINITIONEN

Kursiv gefasste Ausdrücke haben die in Teil F (Definitionen) des *Factoringvertrages* umschriebene Bedeutung, sofern nicht anders definiert in diesem *Änderungsvertrag*.

2. AMENDMENTS, RESTATEMENTS UND SUPPLEMENTS TO THE FACTORING AGREEMENT

2.1 Clause 2.4 shall be supplemented by the following additional provisions (after paragraph 2):

If the ORIGINATOR submits the *Offer Letter* to GE CAPITAL by data transfer in accordance with *Factoring-Satzaufbau* or only data entry into *Factorlink* (but not physically by mail), the ORIGINATOR hereby authorizes each of the following employees of GE CAPITAL to sign individually the printed *Offer Letter* (in the form as submitted electronically by the ORIGINATOR) as a duly authorized representative of the ORIGINATOR in the name of the Originator:

2. ABÄNDERUNGEN, NEUFORMULIERUNGEN UND ERGÄNZUNGEN ZUM FACTORINGVERTRAG

2.1 Ziff. 2.4 wird durch die folgende Bestimmung ergänzt (nach Abs. 2):

Wenn der KUNDE die *Forderungsanzeige* durch elektronische Datenübertragung gemäss *Factoring-Satzaufbau* oder durch Online-Dateneingabe in *Factorlink* (und nicht physisch mittels postalischer Zustellung) übermittelt, bevollmächtigt er dadurch die nachfolgend aufgeführten Mitarbeiter der GE CAPITAL je einzeln mit Einzelunterschrift, die ausgedruckte *Forderungsanzeige* (in der vom KUNDEN elektronisch übermittelten Form) als Vertreter des KUNDEN in dessen Namen zu unterzeichnen:

Surname- Nachname	Name- Name	Date of Birth Geb.-Datum
Bell	Herman	03.12.1960
Burgmer	Eva	19.09.1981
Dietz	Volker	25.05.1961
Eisinger	Michaela	19.08.1974
Fischer	Hans-Martin	21.12.1955
Gabor	Julian	03.08.1982
~~Guhl~~	~~Christian~~	~~17.01.1969~~

Haberkamp	Wolfgang	23.01.1963
Heth	Tobias	18.08.1965
Heufers	Christoph	13.05.1966
Hohenstein	Jens	07.09.1978
Kerwagen	Denis	01.11.1980
Kugelstadt	Ansgar	17.05.1978
Kurz	Volker	15.04.1960
Meireis	Jens	29.04.1967
Menne	Stephan	25.03.1978
Möst	Reinhard	31.07.1956
Schröder	Thomas	19.09.1972
Vogel	Jens	25.11.1968
Wendt	Mathias	24.04.1972
Wohn	Michael	21.09.1974

The authorized employees may fully rely on the *Offer Letters* sent by the ORIGINATOR to GE CAPITAL.

Die bevollmächtigen Mitarbeiter können auf die GE CAPITAL vom KUNDEN zugestellten *Forderungsanzeigen* vertrauen.

The ORIGINATOR can revoke such power only by written notice that refers to this clause 2.4 and that the ORIGINATOR shall send as an original to:

Diese Vollmacht kann vom KUNDEN nur schriftlich unter ausdrücklicher Bezugnahme auf diese *Ziff.* 2.4 durch entsprechende Mitteilung des KUNDEN an folgende Anschrift widerrufen werden:

GE Capital Bank Aktiengesellschaft
Attn. Tobias Heth
Heinrich-von-Brentano-Str. 2, 55130 Mainz, Germany

GE Capital Bank Aktiengesellschaft
z.H. Tobias Heth
Heinrich-von-Brentano-Str. 2, 55130 Mainz, Deutschland

The revocation shall only be effective upon actual receipt of such notice by the ORIGINATOR.

Der Widerruf der Vollmacht wird erst mit Empfang der entsprechenden Mitteilung des KUNDEN wirksam.

In case of an effective revocation of the authorization, GE CAPITAL shall not be obliged to purchase a *Receivable* pursuant to clause 3.1 of the *Factoring Agreement*.

Im Falle eines wirksamen Widerrufs der Vollmacht durch den KUNDEN entfällt die Ankaufspflicht von GE CAPITAL gemäss *Ziff.* 3.1 des *Factoringvertrages*.

In addition, such revocation of the authorization shall constitute good cause pursuant to clause 26.2 of the *Factoring Agreement*, according to which GE CAPITAL shall be entitled to immediately terminate the *Factoring Agreement*.

Weiter liegt in einem solchen Fall ein wichtiger Grund vor, der GE CAPITAL zur sofortigen Kündigung gemäss Ziff. 26.2 des *Factoringvertrages* berechtigt.

2.2 Clause 4.1 paragraph 2 shall be amended and restated in its entirety as follows:

2.2 Ziff. 4.1 Abs. 2 wird wie folgt ersetzt:

"In the *Bad Debt Case* and to the extent the underlying taxable supply of the relevant *Receivable* is not subject to Swiss VAT, the purchase price is reduced by the VAT amount included in the *Receivable* provided the ORIGINATOR is effectively entitled to claim VAT Bad Debt Relief for such VAT amount from the tax authorities (see clause 6.4 and 6.5). For the avoidance of doubt, in the *Bad Debt Case* where the underlying taxable supply of the relevant *Receivable* is subject to Swiss VAT, the purchase price shall not be reduced by the Swiss VAT amount included in the *Receivable*."

"Der Kaufpreis mindert sich im *Delkrederefall*, soweit die der betreffenden *Forderung* zugrundeliegende steuerpflichtige Leistung nicht der Schweizer MWST unterliegt, um die in der *Forderung* enthaltene MWST, sofern der KUNDE rechtlich und tatsächlich berechtigt ist, die MWST von den Steuerbehörden im Rahmen einer *MWST-relevanten Entgeltsminderung wegen Forderungsausfalls zurückzufordern* (siehe *Ziff.* 6.4 und 6.5). Zur Klarstellung wird festgehalten, dass im *Delkrederefall*, soweit die der betreffenden *Forderung* zugrundeliegende steuerpflichtige Leistung der Schweizer MWST unterliegt, der Kaufpreis nicht um die in der *Forderung* enthaltene Schweizer MWST gemindert wird."

2.3 Clause 4.2 lit. (ii) shall be restated and amended in its entirety as follows:

2.3 Ziff. 4.2 lit. (ii) wird wie folgt ersetzt:

"(ii) it falls due as a *Bad Debt Amount* (see clause 6.3) and the underlying taxable supply of the relevant *Receivable* is not subject to Swiss VAT or"

"(ii) er als *Delkrederebetrag* fällig wird (siehe *Ziff.* 6.3) und die der betreffenden *Forderung* zugrundeliegende steuerpflichtige Leistung nicht der Schweizer MWST unterliegt oder"

2.4 Clause 4.2 shall be amended by the following lit. (iii):

2.4 Ziff. 4.2 wird um die folgende lit. (iii) ergänzt:

"(iii) a Bad Debt Case occurs (see clause 6.2) and the underlying taxable supply of the relevant *Receivable* is subject to Swiss VAT."

"(iii) der *Delkrederefall* eingetreten ist (siehe Ziff. 6.2) und die der *Forderung* zugrunde liegende steuerpflichtige Leistung der Schweizer MWST unterliegt."

2.5 Clause 4.5 shall be amended and restated in its entirety as follows:

2.5 Ziffer 4.5 wird wie folgt ersetzt:

"To the extent that GE CAPITAL is liable for VAT contained in the relevant Receivable because the ORIGINATOR did not pay, or not fully pay VAT when due, GE CAPITAL may pay an amount equal to such liability to the tax authorities.

"Soweit GE CAPITAL für die in der jeweiligen Forderung enthaltene MWST haftet, weil der KUNDE sie bei Fälligkeit nicht oder nicht vollständig entrichtet hat, kann GE CAPITAL einen seiner Haftung entsprechenden Betrag an die Eidg. Steuerverwaltung abführen.

Such payment shall be deemed to be a payment in respect of the purchase price for the relevant Receivable by GE CAPITAL to the ORIGINATOR.

If such a liability is imminent, GE CAPITAL is entitled to establish a reserve in such amount until the matter of liability has been resolved.

The ORIGINATOR is obliged, upon reasonable request and in respect of each Receivable, to inform GE CAPITAL about the following:

(a) all overdue VAT liabilities,

(b) all VAT filings,

(c) all payments in respect of VAT."

2.6 In clause 5.1 paragraph 1 the wording "(by way of an independent guarantee)" shall be deleted.

2.7 Clause 6.1 shall be amended by adding the following paragraph:

"For the avoidance of doubt, the *Parties* confirm their intention that any sale of *receivables* under this agreement shall constitute a true sale of the purchased *Receivables*, as – pursuant to clause 9.2 paragraph 3 – the legal cause of any possible earlier assignments has been replaced by the relevant receivables purchase agreement."

2.8 Clause 6.4 shall be amended and restated in its entirety as follows:

"If the ORIGINATOR already paid VAT on the underlying taxable supply of the relevant *Receivable* which is not subject to Swiss VAT and the tax authorities legitimately refuse to refund/offset such VAT under VAT Bad Debt Relief, GE CAPITAL is obliged to pay that part of the purchase price as well (see clause 4.1, paragraph 2). The same shall apply mutatis mutandis, if the ORIGINATOR has not already paid but remains liable to account for and pay VAT on the underlying taxable supply, namely because the competent tax authorities do not see the ORIGINATOR as entitled to adjust the taxable base under VAT Bad Debt Relief."

2.9 Clause 6 shall be amended by adding the following Clause 6.5:

"For the purpose of ensuring recovery of any VAT forming part of a purchased *Receivable*, the ORIGINATOR will use its reasonable endeavors to recover such VAT to the extent that the ORIGINATOR is legally entitled to claim a repayment or credit of such VAT (or appropriate part thereof) from the competent tax authorities under VAT Bad Debt Relief.

Where the purchase price was not reduced by the VAT amount included in the *Receivable* (see clause 4.1, paragraph 2) the ORIGINATOR shall transfer any moneys recovered under VAT Bad Debt Relief to the following account with GE CAPITAL: 1/11802 Alcan Aluminium Valais SA, Kto.-Nr.: 300111802, BLZ: 550 305 00, Bic-Code: HRBKDE51, IBAN: DE55 5503 0500 0300 1118 02.

The ORIGINATOR will make such accounting write-offs and transfers and raise such credit notes as may be necessary for the recovery of VAT, and will take all steps as may be reasonably requested by GE CAPITAL provided that he ORIGINATOR shall not be required to take any steps which it reasonably considers will unduly prejudice its own tax affairs."

2.10 Clause 8.2 para 2 shall be amended and restated in its entirety as follows:

"Clause 4.5 shall apply mutatis mutandis to any VAT amount which is contained in the relevant Receivables."

2.11 Clause 11.4 shall be supplemented by the following sub-paragraphs 4, 5, 6 and 7:

Dies wird als Zahlung der jeweiligen Forderung von GE CAPITAL an den KUNDEN auf den Kaufpreis behandelt.

Droht eine solche Haftung, so kann GE CAPITAL bis zur Klärung der Haftungsfrage die entsprechenden Beträge einbehalten.

Der KUNDE ist verpflichtet, GE CAPITAL auf vernünftige Anforderung und bezogen auf die einzelnen Forderungen, über:

(a) alle rückständigen MWST-Zahlungsverpflichtungen,

(b) alle MWST-Abrechnungen,

(c) alle Zahlungen auf die MWST-Zahlungsverpflichtungen

zu informieren."

2.6 In Ziff. 5.1. Abs. 1 wird der Ausdruck "(im Wege eines unabhängigen Garantieversprechens)" gelöscht.

2.7 Ziff. 6.1 wird um den folgenden Absatz ergänzt:

"Zur Klarstellung bestätigen die Parteien hiermit ihre Absicht, dass jeder Forderungsverkauf nach diesem Vertrag einen "True Sale" darstellt, da – gemäss Ziff. 9.2 Abs. 3 – der Rechtsgrund jeder möglichen früheren Abtretung durch den Forderungskaufvertrag ersetzt wurde."

2.8 Ziff. 6.4 wird wie folgt ersetzt:

"Wenn der KUNDE die MWST für die der jeweiligen *Forderung* zugrundeliegende steuerpflichtige Leistung, welche nicht der Schweizer MWST unterliegt, bereits entrichtet hat und die Steuerbehörden berechtigterweise ihre Rückerstattung/Verrechnung im Rahmen einer *MWST-relevanten Entgeltsminderung wegen Forderungsausfalls* ablehnen, ist GE CAPITAL auch insoweit zur Zahlung des Kaufpreises verpflichtet (siehe Ziff. 4.1, Abs. 2). Dies gilt entsprechend auch dann, wenn der KUNDE noch keine MWST entrichtet hat, jedoch weiterhin verpflichtet ist, die der jeweiligen *Forderung* zugrundeliegende steuerpflichtige Leistung zu versteuern und die hierauf geschuldete MWST zu entrichten, insbesondere weil der KUNDE nach Ansicht der zuständigen Steuerbehörden zu einer Anpassung der Bemessungsgrundlage im Rahmen einer *MWST-relevanten Entgeltsminderung wegen Forderungsausfalls* nicht berechtigt ist."

2.9 Ziff. 6 wird durch die folgende Ziff. 6.5 ergänzt:

"Der KUNDE unternimmt alle zumutbaren Anstrengungen, um die Rückforderung der MWST, die mit der jeweiligen *Forderung* mitzediert wurde, zu gewährleisten, sofern er gegenüber den zuständigen Steuerbehörden berechtigt ist, eine volle oder teilweise Rückerstattung oder Gutschrift der MWST im Rahmen einer *MWST-relevanten Entgeltsminderung wegen Forderungsausfalls* geltend zu machen.

Sofern der Kaufpreis nicht um die in der *Forderung* enthaltene MWST gemindert wurde (siehe Ziff. 4.1, Abs. 2), überweist der KUNDE allfällige Beträge, die infolge einer *MWST-relevanten Entgeltsminderung wegen Forderungsausfalls* zurückerstattet wurden, auf das folgende Konto der GE CAPITAL: 1/11802 Alcan Aluminium Valais SA, Kto.-Nr.: 300111802, BLZ: 550 305 00, Bic-Code: HRBKDE51, IBAN: DE55 5503 0500 0300 1118 02.

Der KUNDE wird alle für die Rückforderung der MWST notwendigen Abschreibungen und Umbuchungen vornehmen, Gutschriften ausstellen und alle sonstigen Schritte unternehmen, welche GE CAPITAL vernünftigerweise von ihm verlangen kann, wobei der KUNDE nicht verpflichtet ist, seine eigenen Steuerangelegenheiten in unangemessener Weise zu beeinträchtigen."

2.10 Ziffer 8.2 Absatz 2wird durch folgenden Absatz ersetzt:

"Ziffer 4.5 gilt sinngemäß für MWST, die in den jeweiligen Forderungen enthalten ist."

2.11 Ziff. 11.4 wird um die folgenden Absätze 4, 5, 6 und 7 ergänzt:

"To the extent permitted under applicable law, the enforcement of the security interests shall take place outside debt enforcement procedures (*Schuldbetreibungsverfahren*) and GE CAPITAL shall in particular be entitled to claim and as the case may be collect all underlying assets, rights and claims and allocate any balance to the total amount of all claims arising from the business relationship amongst the ORIGINATOR and GE CAPITAL or to sell any of the underlying assets, rights or claims by private sale (*Privatverkauf*) to a third party or to purchase such underlying assets, rights or claims itself (*Selbsteintritt*).

"Soweit nach dem anwendbaren Recht zulässig, erfolgt die Verwertung der gestellten Sicherheiten ausserhalb eines Schuldbetreibungsverfahrens und GE CAPITAL ist berechtigt, Anspruch auf die zugrundeliegenden Vermögenswerte, Rechte und Ansprüche zu erheben und diese allenfalls selbst einzuziehen und zu verrechnen bis zum Gesamtbetrag sämtlicher Ansprüche aus der Geschäftsbeziehung zwischen dem KUNDEN und GE CAPITAL oder die zugrundeliegenden Vermögenswerte, Rechte oder Ansprüche durch Privatverkauf an eine dritte Partei zu verkaufen oder durch Selbsteintritt zu erwerben.

The ORIGINATOR waives any right to request that GE CAPITAL underlying assets, rights and claims be realised before foreclosure in any of their other assets or before exercise of any other security which may have been granted to GE CAPITAL.

Der KUNDE verzichtet hiermit auf das Recht, von GE CAPITAL zu verlangen, dass die zugrundeliegenden Vermögenswerte, Rechte und Ansprüche verwertet werden, bevor die Zwangsvollstreckung in andere Vermögenswerte erfolgt oder bevor andere, gegenüber GE CAPITAL gewährt Sicherheiten ausgeübt werden.

Notwithstanding the foregoing and notwithstanding the provision of Article 41 of the Swiss Federal Code on Debt Collection and Bankruptcy, GE CAPITAL shall be entitled to institute or pursue the enforcement of the underlying assets, rights and claims pursuant to regular debt enforcement proceedings without having first to institute proceedings for the realisation of any security created to secure the claims secured hereunder (Ausschluss des *beneficium excussionis realis*).

Ungeachtet der vorgehenden Bestimmungen und Art. 41 des Bundesgesetzes über Schuldbetreibung und Konkurs ist GE CAPITAL ermächtigt, auf dem Wege der ordentlichen Schuldbetreibung die Zwangsvollstreckung in die zugrundeliegenden Vermögenswerte, Rechte und Ansprüche einzuleiten oder durchzusetzen, ohne vorab die Betreibung auf Verwertung der als Sicherung der Ansprüche dienenden Sicherheiten einleiten zu müssen (Ausschluss des *beneficium excussionis realis*).

No failure on the part of GE CAPITAL to exercise, or any delay on its part in exercising, any of its rights under this *Factoring Agreement* shall operate as a waiver thereof, nor shall any single or partial exercise of a right under this *Factoring Agreement* preclude any further or other exercise of that or any other such right."

Weder der Verzicht auf die Ausübung oder die verspätete Ausübung irgendwelcher Rechte aus diesem *Factoringvertrag* von Seiten der GE CAPITAL sind als Verzicht auf das Recht zu verstehen, noch soll jede einmalige oder teilweise Ausübung eines Rechts aus dem *Factoringvertrag* die weitere oder andere Ausübung dieses oder eines anderen solchen Rechts ausschliessen."

2.12 Clause 13.2 paragraph 4 shall be amended and restated in its entirety as follows:

2.12 Ziff. 13.2 Abs. 4 wird wie folgt ersetzt:

"To the extent that the *Parties* agree on *Pledged/Assigned Accounts*, clause 13.3 shall apply mutatis mutandis."

"Soweit die *Parteien* die Einrichtung *Verpfändeter/Abgetretener Bankkonten* vereinbaren, gilt für diese Ziff. 13.3. entsprechend."

2.13 Clause 13.3 shall be revised as follows:

2.13 Ziff. 13.3 wird wie folgt abgeändert:

"Any reference to *Pledged Accounts* in paragraph 1 of clause 13.3 and in lit. (a), (b), (c), (d) and (e) shall be replaced by *Pledged/Assigned Accounts*."

"Alle Verweise auf *Verpfändete Bankkonten* in Abs. 1 von Ziff. 13.3 und in lit. (a), (b), (c), (d) und (e) werden durch *Verpfändete/Abgetretene Bankkonten* ersetzt."

2.14 Clause 13.4 lit. (a) to (d) shall be amended and restated in its entirety as follows:

2.14 Ziff. 13.4 lit. (a) bis (d) wird wie folgt ersetzt:

"(a) The ORIGINATOR undertakes to notify each credit institution that keeps any of the *Pledged/Assigned Accounts* of the pledge and/or the assignment and the trust arrangement, to release such credit institution vis-à-vis GE CAPITAL from the banking secrecy with respect to the *Pledged/Assigned Accounts* and to use its reasonable efforts to provide a declaration from any such credit institution to GE CAPITAL and/or to enter into a tripartite agreement with such credit institution pursuant to which the relevant credit institution:

- acknowledges the pledge and/or the assignment including the collection arrangement and undertakes not to allow any disposals deviating from the collection arrangement,

- consents to the pledge and/or the assignment including the collection arrangement and undertakes not to allow any disposals deviating from the collection arrangement,

- waives any retention and set off rights that it may have with respect to the *Pledged/Assigned Accounts*, abandons or subordinates to GE CAPITAL's assignment any pledge or other preferential right or claim it may have and agrees not to credit any payments allotted to the *Pledged/Assigned Accounts* to any other accounts; provided that the charging of the *Pledged/Assigned Accounts* with customary fees, costs, reverse bookings and conditional bookings may be stipulated,

- undertakes to keep GE CAPITAL continuously informed about the *Pledged/Assigned Accounts* by delivery of account statements and, on request, by delivery of the relevant receipts, and to allow GE CAPITAL to obtain information by retrieving digital data,

"(a) Der KUNDE verpflichtet sich, jedem Kreditinstitut, bei dem ein *Verpfändetes/Abgetretenes Bankkonto* geführt wird, die Verpfändung und/oder die Abtretung anzuzeigen, es vom Bankgeheimnis gegenüber GE CAPITAL in Bezug auf die *Verpfändeten/Abgetretenen Bankkonten* zu befreien und angemessene Anstrengungen anzuwenden, die Erklärung des Kreditinstituts gegenüber GE CAPITAL beizubringen und/oder einen tripartiten Vertrag mit dem Kreditinstitut abzuschliessen, wonach das jeweilige Kreditinstitut:

- die Verpfändung und/oder die Abtretung einschliesslich der Einziehungsvereinbarung anerkennt und sich verpflichtet, davon abweichende Verfügungen nicht zuzulassen,

- in die Verpfändung und/oder die Abtretung einschliesslich der Einziehungsvereinbarung einwilligt und sich verpflichtet, davon abweichende Verfügungen nicht zuzulassen,

- bezüglich der *Verpfändeten/Abgetretenen Bankkonten* auf etwa ihm zustehende Zurückbehaltungs- und Aufrechnungsrechte verzichtet, ein etwa bestehendes eigenes Pfandrecht aufgibt oder nachrangig stellt und für *Verpfändete/Abgetretene Bankkonten* bestimmte Zahlungen nicht anderen Bankkonten gutschreibt; die Belastung mit üblichen Gebühren, Kosten, Rückbuchungen und bedingte Buchungen kann vorbehalten bleiben,

- GE CAPITAL durch Kontoauszüge und auf Anforderung auch durch die zugehörigen Belege über die *Verpfändeten/Abgetretenen Bankkonten* fortlaufend unterrichtet und GE CAPITAL die Möglichkeit einräumt, sich durch Abruf digitaler Daten zu informieren.

it being understood that all of the elements as listed in this clause 13.4 lit. (a) may be contained in a tripartite agreement or any other similar document.

es wird so verstanden, dass sämtliche in dieser Ziff. 13.4 lit. (a) aufgeführten Elemente auch Gegenstand eines tripartiten Vertrages oder eines vergleichbaren Dokuments sein können.

(b) The ORIGINATOR represents and warrants that following and subject to performance of clause 13.4 (a) no third party rights exist with respect to the assigned rights and claims other than a subordinated pledge in favour of the account bank(s) and except for pledges in favour of account bank(s) with respect to claims arising from and relating to: (a) cancellation and correction entries, (b) reversals of reserved bookings (e.g. check or direct debit) and unintentional payments, and (c) fees and other account charges or fees in the context of normal business, provided, *however*, that such claims as set out in (a) – (c) above arise in connection with the *Pledged/Assigned Account* and do not derive from a different relation-ship between the ORIGINATOR and the account bank, if applicable.

b) Der KUNDE steht dafür ein und garantiert, dass nach und vorbehaltlich Erfüllung von Ziff. 13.4 (a) keine Rechte Dritter an den verpfändeten Rechten und Ansprüchen bestehen, mit der Ausnahme eines etwaigen nachrangigen AGB-Pfandrechts der kontoführenden Bank und mit Ausnahme eines etwaigen Pfandrechts der kontoführenden Bank im Hinblick auf Ansprüche, die entstehen aus und sich beziehen auf: (a) Stornierungs- und Korrektureinträge, (b) Rückbelastungen vorbehaltener Buchungen (z.B. Scheck oder Lastschrift) und unbeabsichtigten Zahlungen, und (c) Gebühren und anderen Kontogebühren und Gebühren im ordentlichen Geschäftsverkehr, vorausgesetzt jedoch, dass diese in (a) - (c) aufgeführten Ansprüche im Zusammenhang mit dem jeweiligen *Verpfändeten/Abgetretenen Bankkonto* entstehen und nicht von einer anderen Beziehung zwischen dem KUNDEN und der kontoführenden Bank herrühren.

(c) To secure in particular the claim arising from clause 5, and to secure any and all other present and future claims of GE CAPITAL against the ORIGINATOR arising from the business relationship, the ORIGINATOR shall pledge and/or assign to GE CAPITAL by way of a separate agreement all claims arising from the *Pledged/Assigned Accounts* to receive any existing or future balances (credits) to which the ORIGINATOR may be entitled in connection with settlements under the relevant current account relationship, as well as any claims arising from the giro contract to receive daily balances standing to the credit on the *Pledged/Assigned Accounts* which may arise between the settlements of accounts and all claims to credit entries with respect to any amount received."

(c) Zur Sicherung, insbesondere des Anspruchs gemäß Ziffer 5 und zur Sicherung aller übrigen gegenwärtigen und künftigen Ansprüche von GE CAPITAL gegen den KUNDEN aus diesem Vertragsverhältnis, verpfändet der KUNDE bzw. tritt der KUNDE ab gemäß separater Vereinbarung seine Ansprüche aus den *Verpfändeten/Abgetretenen Bankkonten* auf Auszahlung aller gegenwärtigen und künftigen Überschüsse, die dem KUNDEN bei Saldoziehung aus dem in laufender Rechnung (Kontokorrent) geführten Konto/Konten zustehen, sowie auch die Ansprüche aus dem Girovertrag auf fortlaufende Auszahlung des sich zwischen den Rechnungsabschlüssen ergebenden Tagesguthabens sowie alle Ansprüche auf Gutschriften an GE CAPITAL (Kontenliste in Ziffer 8 des Anhangs 1 (Konditionen)).

(d) The ORIGINATOR authorises GE CAPITAL to notify the relevant credit institution of the assignment and/or the pledge to receive the declaration referred to in clause 13.4 (a) above, on behalf of the ORIGINATOR, if the ORIGINATOR fails to notify the relevant credit institution."

(d) Der KUNDE ermächtigt GE CAPITAL, die Verpfändung und/oder Abtretung dem jeweiligen Kreditinstitut anzuzeigen und die Erklärung gemäß Ziffer 13.4 (a) auch im Namen des KUNDEN vorzunehmen, wenn der KUNDE es unterlässt, die jeweiligen Kreditinstitute zu benachrichtigen."

2.15 Clause 19.2 lit. (a) (iv) shall be amended and restated in its entirety as follows:

2.15 Ziffer 19.2 lit (a) (iv) wird wie folgt ersetzt:

"(iv) *monthly VAT information*"

"(iv) monatliche *MWST-Informationen*"

2.16 Clause 21 lit. (c) shall be amended and restated in its entirety as follows:

2.16 Ziff. 21 lit. (c) wird wie folgt ersetzt:

"(c) The business relationship between the *Debtor* and the ORIGINATOR shall be governed by Swiss law, and in case of customer contracts, any other laws under which *Receivables* are assignable pursuant to the *Factoring Agreement*; the place of jurisdiction shall be at the registered seat of the ORIGINATOR, and in case of customer con-tracts, either at the registered seat of the ORIGINATOR or at the registered seat of the relevant Debtor."

"(c) Für die Geschäftsbeziehung zwischen dem *Abnehmer* und dem KUNDEN gilt schweizerisches Recht und, bei Kundenverträgen, gilt jedes andere Recht nach dem die *Forderungen* entsprechend dem *Factoringvertrag* abtretbar sind; der Gerichtsstand ist der Sitz des KUNDEN und, bei Kundenverträgen, entweder der Sitz des KUNDEN oder der Sitz des jeweiligen Abnehmers.

2.17 Clause 26.2 (g) shall be amended and restated as follows:

2.17 Ziff. 26.2 (g) wird wie folgt ersetzt:

"(g) if any of the French RPA, the German Singen RPA or the US GE ABL has been terminated:"

"(g) wenn das Französische RPA, das Deutsche Singen RPA oder das US GE ABL beendet wurde: "

2.18 Clause 27 (Further Elements of this Agreement) shall be amended by adding the following paragraph after Annex 5:

2.18 Ziff. 27 (Weitere Vertragsbestandteile) wird nach Anlage 5 um den folgenden Abs. ergänzt:

Annex 6 Account Assignment Agreement

Anlage 6 Abtretung von Bankkonten

2.19 Clause 28.1. shall be amended and restated in its entirety as follows:

2.19 Ziff. 28.1 wird wie folgt ersetzt:

Dieser Vertrag unterliegt dem materiellen Schweizer Recht (ohne Rücksicht auf dessen Bestimmungen des Internationalen Privatrechts).

2.20 Clause 28.2 shall be amended as follows:

2.20 Ziff. 28.2 wird wie folgt ersetzt:

Für Streitigkeiten aus diesem Vertrag sind die Gerichte von Zürich 1, Schweiz, ausschliesslich zuständig, unter Vorbehalt des Rechts auf Berufung an das Schweizerische Bundesgericht in Lausanne.

2.21 Section F (Definitions) shall be revised, by adding the following

2.21 Teil F (Definitionen) wird um die folgenden Definitionen ergänzt:

definitions:	
"***Alcan Singen*** means Alcan Singen GmbH, Alusingen-Platz 1, 78224 Singen, Germany."	"***Alcan Singen*** bezeichnet Alcan Singen GmbH, Alusingen-Platz 1, 78224 Singen, Deutschland."
"***Pledged/Assigned Accounts***: The bank accounts referred to as assigned accounts in Schedule 1 (Terms and Conditions)."	"***Verpfändete/Abgetretene Forderungen***: Die Bankkonten gemäss Anhang 1 (Bedingungen und Konditionen)."
"***German Singen RPA***: a German law non-recourse receivables purchase agreement dated on or about the date hereof, between Alcan Singen as seller and GE CAPITAL as purchaser, pursuant to which GE CAPITAL acquire receivables originated from Alcan Singen."	"***Deutsches Singen RPA***: Ein nach deutschem Recht errichteter, auf oder um dieses Abschlussdatum datierter Forderungskaufvertrag ohne Rückgriffsmöglichkeit, zwischen Alcan Singen als Verkäuferin und GE CAPITAL als Käuferin, nach dem GE CAPITAL *Forderungen* von Alcan Singen übernimmt."
"***Nominal Amount***: The final amount set out in the invoice for the relevant Receivable, including VAT."	"***Nominalbetrag***: Der in der Rechnung ausgewiesene Endbetrag für die Forderung einschließlich MWST-Anteil."
"***VAT Bad Debt Relief***: Procedure under which the ORIGINAOR is entitled to recover VAT, either by refund or offset, on bad debts for the goods delivered or services performed from the tax authorities."	"***MWST-relevante Entgeltsminderung wegen Forderungsausfalls***: Verfahren, in dem der KUNDE berechtigt ist, für erbrachte Lieferung oder Dienstleistungen bereits entrichtete MWST bei Uneinbringlichkeit der *Forderungen* auf dem Wege der Rückvergütung oder der Verrechnung von den Steuerbehörden zurückzufordern."
2.22 In Section F (Definitions) the definition of *Bad Debt Amount* shall be amended and restated in its entirety as follows:	**2.22 In Teil F (Definitionen) wird die Definition *Delkrederebetrag* um die folgenden Definitionen ergänzt:**
"***Bad Debt Amount***: Amount corresponding to the purchase price for the relevant Receivable, but reduced by the VAT amount contained in the Receivable. Any payments made in respect of the purchase price are offset. The balance shall be credited or debited, as the case may be, to the Settlement Account."	"***Delkrederebetrag***: Entspricht dem Kaufpreis der jeweiligen Forderung, jedoch vermindert um einen Betrag in Höhe der in der Forderung enthaltenen MWST. Bereits auf den Kaufpreis erbrachte Leistungen sind zu verrechnen. Der Differenzbetrag ist dem Kundenabrechnungskonto gutzuschreiben bzw. zu belasten."
2.23 In Section F (Definitions) the last para. of the definition of *Interest* shall be amended and restated in its entirety as follows:	**2.23 In Teil F (Definitionen) wird der letze Absatz der Definition *Zinsen* wie folgt ersetzt:**
"Interest is subject to the applicable VAT."	"Zinsen unterliegen der gesetzlichen MWST."
2.24 In Section F (Definitions), the definition of VAT Information shall be amended and restated in its entirety:	**2.24 In Teil F (Definitionen) wird die Definition MWST-Informationen wie folgt ersetzt:**
"***VAT Information***: all information as specified in clause 4.5, sub-clause 5."	"***MWST-Informationen***: alle in Ziffer 4.5, Absatz 5, genauer beschriebenen Informationen."
2.25 In Section F (Definitions) the definition of Nominal Amount shall be amended and restated in its entirety as follows:	**2.25 In Teil F (Definitionen) wird die Definition Nominalbetrag wie folgt ersetzt:**
"***Nominal Amount***: The final amount set out in the invoice for the relevant Receivable, including VAT."	"***Nominalbetrag***: Der in der Rechnung ausgewiesene Endbetrag für die Forderung einschliesslich MWST-Anteil."
2.26 Schedule 1 (Terms and Conditions), No. 1. (Receivables) shall be amended and restated in its entirety as follows:	**2.26 Anhang 1 (Konditionen), Nr. 1. (*Forderungen*) wird wie folgt ersetzt:**
"Receivables for payment of compensation from contracts regarding sales of products and related provision of services against all *Debtors* of the ORIGINATOR whose office location is in Switzerland, and all Debtors whose office location is in a jurisdiction which is listed in Schedule 1b (Approved Jurisdictions) or any other jurisdiction approved by the GE CAPITAL, with the exception of receivables against debtors listed in Schedule 1a (Excluded Debtors)."	"Forderungen auf Schadenersatz aus Verträgen betreffend den Verkauf von Waren und damit verbundenen Dienstleistungen gegenüber allen *Abnehmern* des KUNDEN mit Sitz in der Schweiz, und allen Schuldnern mit Sitz an einem der in Anhang 1b (Bestätigte Orte) aufgeführten Orten oder jedem anderen von GE CAPITAL bestätigtem Ort mit Ausnahme der *Forderungen* gegenüber den in Anhang 1a aufgeführten Schuldnern (Ausgenommene Schuldner)."
2.27 Schedule 1 (Terms and Conditions), Clause 3 (Interest; Fees; Commission), last para. shall be amended and restated in its entirety as follows:	**2.27 Anhang 1 (Konditionen), Nr. 3 (Zinsen; Gebühren; Provision), letzter Abschnitt wird wie folgt ersetzt:**
Aforementioned interest rates, fees and commissions are stated excluding the legal value added tax (VAT).	Vorstehende Zinsen, Gebühren und Provisionen verstehen sich zuzüglich der gesetzlichen MWST.
2.28 The title of Schedule 1 (Terms and Conditions), No. 8. (*Pledged Accounts*) shall be amended and restated in its entirety as follows:	**2.28 Der Titel von Anhang 1 (Konditionen), Nr. 8. wird wie folgt ersetzt:**
"8. *Pledged/Assigned Accounts*:"	"8. *Verpfändete/Abgetretene Bankkonten*:"
2.29 Schedule 1 (Terms and Conditions), Clause 8 (ACCOUNT PLEDGE AGREEMENTS) shall be amended and restated in its entirety as follows:	**2.29 Anhang 1 (Konditionen), Nr. 8 (BANKKONTEN VERPFÄNDUNGSVERTRÄGE) wird wie folgt ersetzt:**
"In accordance with section 13.3 (c) of the *Factoring Agreement*, the	"In Übereinstimmung mit Ziff. 13.3 (c) des *Factoringvertrages* vereinbaren

ORIGINATOR and GE CAPITAL agree that the ORIGINATOR shall assign and/or pledge the following accounts in favour of GE CAPITAL by entering into an agreement on the date hereof, in substantially the form as set out in Annex 5 (Account Pledge Agreement) and Annex 6 (Account Assignment Agreement) respectively for the accounts:

der KUNDE und GE CAPITAL, dass der KUNDE die folgenden Bankkonten zu Gunsten von GE CAPITAL abtritt und/oder verpfändet, indem sie um dieses Abschlussdatum einen Vertrag in der in Anlage 5 (Kontoverpfändungsvertrag) beziehungsweise Anlage 6 (Abtretung von Bankkonten) vorgeschriebenen Form abschliesst.

Account Bank (name and address) **Kontoführende Bank (Name und Adresse)**	**Account number** **Konto Nummer**	**Swift**	**Currency** **Währung**
Credit Suisse AG Giesshübelstrasse 30 CH-8070 Zurich Switzerland/Schweiz	CH2104835020609721000	CRESCHZZ80A	CHF
Credit Suisse AG Giesshübelstrasse 30 CH-8070 Zurich Switzerland/Schweiz	CH1904835020609722006	CRESCHZZ80A	GBP
Deutsche Bank Rotteckring 3 D-79098 Freiburg Germany/Deutschland	DE63692700380089278600	DEUTDE6F692	EUR
Deutsche Bank Rotteckring 3 D-79098 Freiburg Germany/Deutschland	DE63692700380089278600	DEUTDE6F692	USD

2.30 Schedule 2 (Declaration of Consent), Part I. (Collection, processing and usage of data by the GE Capital Bank AG), No. 1. shall be amended and restated in its entirety as follows:

"GE Capital Bank AG collects, processes and uses data in connection with the preparation, execution and implementation of the *Factoring Agreement*, including with respect to

- name and address of Alcan Singen GmbH and Alcan Aluminium Presswerke GmbH and Alcan Aluminium Valais SA,

- information provided in the annual financial statements,

- accounts receivable of the ORIGINATOR against its *debtors* (creditor, debtor, subject, amount, credit worthiness of the ORIGINATOR, legal existence of the accounts receivable, potential security interests of other creditors),

- *debtor limits* and their respective utilization,

- balances on accounts maintained in accordance with the *Factoring Agreement*,

- hereinafter referred to as "Data", but in each case only in accordance with the *Factoring Agreement*."

2.30 Anhang 2 (Einwilligungserklärung), Teil I (Erhebung, Verarbeitung und Nutzung von Daten durch die GE Capital Bank AG), Nr. 1. wird wie folgt ersetzt:

"Die GE Capital Bank AG erhebt, verarbeitet und nutzt im Rahmen der Vorbereitung des Abschlusses und der Durchführung des *Factoringvertrages*, insbesondere Daten zu

- Name und Anschrift von Alcan Singen GmbH und Alcan Aluminium Presswerke GmbH und Alcan Aluminium Valais SA,

- Informationen, die aus einem Jahresabschluss ersichtlich sind,

- Forderungen des KUNDEN gegen seine *Abnehmer* (Gläubiger, Schuldner, Forderungsgegenstand, Forderungshöhe, Bonität des *Abnehmers*, Verität der Forderung, etwaige Sicherungsrechte anderer Gläubiger),

- *Abnehmerlimite* und deren Ausnutzung,

- Kontostände der gemäss *Factoringvertrag* geführten Bankkonten,

- nachstehend als "Daten" bezeichnet, aber in jedem Fall nur im Zusammenhang mit dem *Factoringvertrag*."

2.31 Schedule 2 (Declaration of Consent), Part I. (Collection, processing and usage of data by the GE Capital Bank AG) shall be supplemented by the following additional subparagraph No. 4:

"4. Personal data or information relating to the *Debtor* of each *Receivable* made upon the sale and transfer of each such *Receivable* as contemplated by and for the purposes envisaged by the *Factoring Agreement* may not be disclosed abroad if the privacy of the Debtor in question would be seriously endangered thereby, in particular due to the absence of legislation that guarantees adequate protection as in Switzerland. In the absence of legislation that guarantees adequate protection, GE CAPITAL undertakes that such

2.31 Anhang 2 (Einwilligungserklärung), Teil I (Sammlung, Verarbeitung und Verwendung von Daten durch die GE Capital Bank AG) wird um Nr. 4 ergänzt:

"4. Personendaten oder Informationen in Bezug auf den *Abnehmer* der jeweiligen *Forderung*, die im Rahmen der Veräusserung und Übertragung der jeweiligen *Forderung* zu dem im *Factoringvertrag* vorgesehenen Zweck erhoben wurden, dürfen nicht in Ländern erfolgen, sofern die Privatsphäre des betreffenden Schuldners dadurch ernsthaft gefährdet wird, namentlich aufgrund des Fehlens einer Gesetzgebung, welche einen gleichwertigen Datenschutz aufweist wie in der Schweiz. Wird durch die personal data may be disclosed to *affiliate companies* and/or service providers abroad only if sufficient safeguards, in particular contractual clauses, ensure an adequate level of protection abroad.

2.32 Schedule 2 (Declaration of Consent), Part III. (Release of tax authorities from confidentiality information), first paragraph shall be amended and restated in its entirety as follows:

The ORIGINATOR hereby releases the tax authorities which may be involved from their relevant confidentiality obligations with respect to VAT payable by the ORIGINATOR and undertakes to repeat such release directly vis-à-vis the relevant tax authorities in the appropriate form.

2.33 Annex 1 (Transfer of French Receivables) shall apply mutatis mutandis to this *Amendment Agreement*.

2.34 Annex 2 (Form of *Offer Letter*) shall be replaced by the Annex 2 to this *Amendment Agreement*.

2.35 Annex 4 (Assignment Agreement on Trade Insurances) shall be replaced by the Annex 4 to this *Amendment Agreement*.

2.36 Annex 6 (Account Assignment Agreement) shall be added to the *Factoring Agreement* as per Annex 6 to this *Amendment Agreement* this *Amendment Agreement*.

3. UNDERTAKING

The ORIGINATOR undertakes to reimburse GE CAPITAL from all costs and expenses (including legal fees) incurred by GE CAPITAL in connection with the formalities required to be carried out for the enforceability of the transfers or *Receivables* being made pursuant to the *Factoring Agreement*.

4. PARTIAL INVALIDITY; WAIVER

4.10 Invalidity

If any provision of this *Amendment Agreement* should be or become invalid or unenforceable in whole or in part, this shall not affect the validity of the remaining provisions hereof. The invalid or unenforceable provision shall be deemed replaced by that provision which best meets the intent and the economic purpose of the void or unenforceable provision.

4.11 Waiver

No failure to exercise, nor any delay in exercising, on the part of the ORIGINATOR or GE CAPITAL, any right or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right or remedy prevent any further or other exercise thereof or the exercise of any other right or remedy. The rights and remedies provided hereunder are cumulative and not exclusive of any rights or remedies provided by law.

5. COMMENCEMENT DATE

6. APPLICABLE LAW; JURISDICTION

6.10 Applicable Law

6.11 Swiss Courts

Gesetzgebung kein angemessener Schutz garantiert, stellt GE Capital Bank AG sicher, dass mit solchen *nahestehenden Unternehmen* bzw. Dienstleistungsunternehmen vertragliche Datenschutzvereinbarungen abgeschlossen werden, welche für einen ausreichenden Schutz der persönlichen Daten im Ausland sorgen.

2.32 Anhang 2 (Einwilligungserklärung), Teil III (Befreiung von der Schweigepflicht der Finanzämter), erster Absatz wird wie folgt ersetzt:

Der KUNDE entbindet hiermit die befassten Finanzämter in Bezug auf die vom KUNDEN zu entrichtende MWST von der Schweigepflicht und verpflichtet sich, diese Entbindungserklärung direkt gegenüber den Eidg. Steuerverwaltung in geeigneter Form zu wiederholen.

2.33 Anlage 1 (Transfer of French Receivables) soll mutatis mutandis auf diesen *Änderungsvertrag* Anwendung finden.

2.34 Anlage 2 (Formular für *Forderungsanzeige*) wird durch Anlage 2 dieses *Änderungsvertrags* ersetzt.

2.35 Anlage 4 (Warenkreditversicherungsabtretungsvertrag) wird ersetzt durch Anlage 4 dieses *Änderungsvertrages*.

2.36 Anlage 6 (Abtretung von Bankkonton) soll zum *Factoringvertrag* hinzugefügt werden gemäss Anlage 6 dieses *Änderungsvertrags*.

3. SELBSTVERPFLICHTUNGSERKLÄRUNG

Der KUNDE verpflichtet sich GE CAPITAL von allen Kosten und Ausgaben (inklusive Anwaltskosten) schadlos zu halten, die GE CAPITAL im Zusammenhang mit der Einhaltung der Formvorschriften für die Durchsetzbarkeit der Übertragung der *Forderungen* gemäss *Factoringvertrag* entstehenden.

4. TEILUNGÜLTIGKEIT; VERZICHTSERKLÄRUNG

4.11 Ungültigkeit

Sollten einzelne oder mehrere der Bestimmungen dieses *Änderungsvertrages* ganz oder teilweise unzulässig, unwirksam oder undurchsetzbar sein oder werden, soll dies die Gültigkeit, Wirksamkeit und Durchsetzbarkeit der übrigen Vertragsbestimmungen nicht berühren. Die *Parteien* verpflichten sich in einem solchen Fall, eine solche Bestimmung durch eine andere, dem damit gewollten wirtschaftlichen Zweck möglichst nahe kommende Bestimmung zu ersetzen

4.12 Verzichtserklärung

Sollte GE CAPITAL oder der KUNDE in einem gegebenen Fall darauf verzichten, Rechte nach diesem *Abänderungsvertrag* auszuüben, wird dadurch die Geltendmachung anderer Rechte nicht berührt. Alle Rechtsbehelfe der *Parteien* aus diesem *Abänderungsvertrag* gelten kumulativ, nicht alternativ.

5. VERTRAGSBEGINN

Dieser *Änderungsvertrag* wird wirksam an dem Tag, an dem sämtliche in Anhang 3 zum *Factoringvertrag* enthaltenen Bedingungen zur Zufriedenheit von GE CAPITAL erfüllt sind. GE CAPITAL wird gegenüber dem KUNDEN die Erfüllung der Bedingungen und den Beginn dieses *Änderungsvertrages* bestätigen (aufschiebende Bedingung).

6. ANWENDBARES RECHT, GERICHTSSTAND

6.11 Anwendbares Recht

Dieser *Änderungsvertrag* unterliegt dem materiellen schweizerischen Recht (ohne die Bestimmungen des Internationalen Privatrechts).

6.12 Schweizer Gerichte

Die zuständigen Gerichte in Zürich 1, Schweiz, sind für alle Streitigkeiten aus diesem VERTRAG ausschliesslich zuständig, unter Vorbehalt des Rechts auf Weiterzug an das Schweizerische Bundesgericht.

Signatories

GE CAPITAL BANK AG

Signed by:

DIEWALD Hugelstadt

ALCAN ALUMINIUM VALAIS SA

Signed by:

______________ ______________

Unterschriften

GE CAPITAL BANK AG

Unterzeichnet durch:

DIEWALD Hugelstadt

ALCAN ALUMINIUM VALAIS SA

Unterzeichnet durch:

______________ ______________

9

Signatories	Unterschriften
GE CAPITAL BANK AG	GE CAPITAL BANK AG
Signed by:	Unterzeichnet durch:
ALCAN ALUMINIUM VALAIS SA	ALCAN ALUMINIUM VALAIS SA
Signed by:	Unterzeichnet durch:

Alcan Aluminium Valais SA
CH - 3960 Sierre

Michel LAMBERT

Dec. 16th, 2010

ANNEX 2

FORM OF OFFER LETTER

A. English

GE Capital Bank AG Heinrich-von-Brentano-Str. 2	Submission No.:	1
55130 Mainz
	ORIGINATOR	001 /

	ORIGINATOR:

Currency:

Change in inventory Intercredit-process

On the basis of the concluded Factoring Agreement between us, please find enclosed the following listed documents. We would like to offer you the sale and assignment of the account receivables which are specified by the enclosed invoices and files. The goods which we have invoiced have been delivered. Goods on consignment have not been billed. The enclosed receipts regarding credit balances state the respective reason.

Copies of invoices amounting to (acc. to enclosed addition slip)	old balance:

Copies of debit entries amounting to (acc. to enclosed addition slip)
sub-total:

Credit balances amounting to (acc. to enclosed addition slip)

Receipt of payment net

+ deductions

Receipt of payment gross
new balance:

Place, Date	Stamp and legally binding signature

ANLAGE 2
FORMULAR FÜR FORDERUNGSANZEIGEN

B. German

Währung: ____

Einreichung Nr.: 1

Kundennummer: 001 /

Kunde:

Bestandsveränderung Intercredit-Verfahren

Im Rahmen des mit Ihnen geschlossenen Factoring-Vertrages übersenden wir Ihnen als Anlage nachstehend aufgeführte Unterlagen und bieten Ihnen den Kauf und die Abtretung der nachstehend durch die beigefügten Rechnungskopien und beigefügten Dateien spezifizierten Forderungen an. Die Waren, über die wir Rechnungen erstellt haben, sind ausgeliefert. Kommissionsware wurde nicht fakturiert. Auf den beigefügten Gutschriftsbelegen ist die jeweilige Begründung angegeben.

☐ Rechnungskopien über insgesamt (gem. beigefügtem Additionsstreifen) ____ alter Saldo: ____

☐ Lastschriftskopien über insgesamt (gem. beigefügtem Additionsstreifen) ____

____ Zwischensumme: ____

☐ Gutschriften über insgesamt (gem. beigefügtem Additionsstreifen) ____

Zahlungseingang netto ____

\+ Abzüge ____

Zahlungseingang brutto ____

neuer Saldo: ____

Ort, Datum

Stempel und rechtsverb. Unterschrift

ANNEX 4

ASSIGNMENT AGREEMENT ON TRADE CREDIT INSURANCE

We, the company

Alcan Aluminium Valais SA, 3960 Sierre, Switzerland,

hereby assign the existing and future claims against

Coface S.A., (Compagnie Françcaise d’Assurance pour le Commerce Extérieur S.A.), Succursale Suisse, Rue Belle-Fontaine

18, CP431, CH-1001 Lausanne (Switzerland)

arising under the Trade Credit Insurance in relation to sold and/or assigned receivables to

Insurance Policy No. 221 255

to

GE Capital Bank AG

Heinrich-von-Brentano-Straße 2

55130 Mainz

Simultaneously, the Trade Credit Insurer is authorized to pass decisions of limits directly to GE Capital Bank AG. GE Capital Bank AG and the Trade Credit Insurer are authorized to mutually exchange any necessary information.

This agreement will become effective on the date on which all conditions precedent as stated in the Factoring Agreement dated 16 December 2010 are fulfilled to the satisfaction of GE CAPITAL. GE CAPITAL will confirm vis-à-vis the ORIGINATOR the fulfilment of the conditions precedent and the commencement of this agreement (Condition Precedent).

[Place[—], date[—]]
Company’s stamp/Signatures

Hereby we accept the assignment:.

Mainz, [date [—]]

CE Capital Bank AG

NOTIFICATION OF ASSIGNMENT TO TRADE CREDIT INSURER

AVENANT N°02 AU CONTRAT N°

Entre les soussignés :

****

COFACE S.A.
(Compagnie Française d'Assurance pour le Commerce Extérieur S.A.)

Succursale Suisse

Rue Belle-Fontaine 18
CP 431

CH-1001 Lausanne
(ci-après dénommée Nous, l'Assureur),

et

ALCAN ALUMINIUM VALAIS SA
CH – 3960 SIERRE
(ci-après dénommé Vous, l'Assuré),

GE CAPITAL BANK AG
Heinrich-von-Brentano-Straße 2
D - 55130 MAINZ
(ci-après dénommé, "le Bénéficiaire "),

En accord avec les dispositions de l'article 4– Transfert du Droit aux Indemnités et Cession des créances- des Dispositions Communes COCH 9 , les parties conviennent ce qui suit :

1.1 TRANSFERT A UN BENEFICIAIRE

Article 1 -
L'assuré a transféré au bénéficiaire le droit à paiement des indemnités résultant du contrat.

Article 2 -
L'assureur accepte ce transfert et s'engage, sous réserve des droits des tiers, à régler au bénéficiaire les indemnités dues au titre du contrat.

Article 3 -
Le bénéficiaire accepte ce transfert et déclare avoir pris connaissance et accepté l'ensemble des termes et conditions du contrat.
Le bénéficiaire reconnaît expressément ne pas pouvoir se prévaloir de plus de droits à paiement qu'il n'en existe sur la tête de l'assuré et, de ce fait, l'assureur sera en droit d'opposer au bénéficiaire toutes les exceptions, compensations, confusions ou déchéances, quelles qu'elles soient, qu'il serait en droit d'opposer à l'assuré au titre du contrat et du présent avenant.

L'assureur se réserve le droit de signaler au bénéficiaire tout manquement de l'assuré à l'une quelconque des obligations stipulées dans le contrat.

Article 4 –

En cas de cession, par l'assuré, de la créance au bénéficiaire, l'assuré reste obligé à l'égard de l'assureur et s'engage par conséquent à respecter les obligations du contrat notamment celles visées aux articles 2 et 3.3 des dispositions communes, à l'article 4 du module C1 et dans le module E.1 et ce, bien que les créances soient entrées dans le patrimoine du bénéficiaire.

L'assuré reste tenu de fournir, à l'assureur, à sa demande les documents justificatifs d'une créance impayée ainsi que la preuve de la cession opérée en faveur du bénéficiaire.

Il est expressément précisé que toute action engagée dans le cadre de cette cession, que ce soit par l'assuré ou par le bénéficiaire, sera considérée par l'assuré et par le bénéficiaire comme ayant été accepté d'un commun accord par les 2 parties.

Le bénéficiaire peut cependant valablement se substituer à l'assuré pour l'exécution de ses obligations aux termes de la police.

Article 5-

L'assuré reconnait que cet avenant n'a pas pour effet de le décharger de l'une quelconque des obligations qu'il a contractées en vertu du contrat, y compris dans le cas où l'assuré a cédé la créance au bénéficiaire.

L'assuré reconnait aussi que tout manquement du bénéficiaire-sera considéré comme un manquement de l'assuré aux conditions du contrat.

Article 6-
Il est convenu que la cession agréée et acceptée aux conditions définies ci-dessus, ne vaut pas novation selon les conditions de l'Article 116 du Code des Obligations Suisse

Article 7-
Les dispositions du présent avenant s'appliquent à toutes les créances pour lesquelles la garantie prend effet, en vertu du contrat à compter du 01/09/2010.

Article 8-
Le présent avenant est soumis au droit suisse. Tout litige né à l'occasion de l'application du présent avenant sera soumis aux tribunaux du Canton de Vaud, avec for à Lausanne.

Article 9-

Il est entendu que toutes sommes que l'assureur doit au titre du contrat seront versées entre les mains de la société d'affacturage qui reçoit par le présent avenant mandat exprès à cette fin et ce, qu'il s'agisse de créances achetées ou de créances non achetées, et notamment :

- les indemnités,
- les sommes recouvrées avant versement d'une indemnité,
- les récupérations reçues après versement d'une indemnité, pour la fraction revenant à l'assuré,
- les remboursements de primes, quel qu'en soit le motif.

La société d'affacturage s'engage à reverser à l'assuré sans délai les sommes qui lui reviennent.

Toute somme versée par l'assureur entre les mains de la société d'affacturage est réputée avoir été versée entre les mains de l'assuré.

Article 10-

En complément des dispositions de l'article 2 des Dispositions Particulières tel que modifié par la lettre avenant du XXXX, il est convenu de mettre en place une limite de décaissement complémentaire à la limite de décaissement initiale de manière à porter la limite de décaissement à CHF 17'000'000 par exercice d'assurance (ci-après la Limite de Décaissement Rehaussée).

Cette Limite de Décaissement Rehaussée prendra effet au jour de la prise d'effet de l'avenant tel que prévu à l'article 1 ci-dessus et s'appliquera à toutes les indemnisations versées (i) à compter de sa prise d'effet et (ii) jusqu'à extinction des risque nés avant résiliation du présent avenant.

En conséquence de cette Limite de Décaissement Rehaussée, une prime complémentaire est fixée à CHF 35'000 par exercice d'assurance (ci-après la Prime Complémentaire). Cette Prime Complémentaire est payable en début d'exercice d'assurance. Au titre de l'exercice en cours, la Prime Complémentaire est exceptionnellement payable au jour de la prise d'effet du présent avenant et couvrira la période restant à courir dudit exercice.

Toute modification de la limite de décaissement initiale (tant que celle-ci demeure inférieure à la Limite de Décaissement Rehaussée) demeurera sans effet sur la Limite de Décaissement Rehaussée.

Il est expressément convenu que la Limite de Décaissement Rehaussée n'est valable que pour la durée du présent avenant. En cas de résiliation du présent avenant, (i) la Limite de Décaissement Rehaussée sera résiliée et la limite de décaissement initiale redeviendra exclusivement applicable et (ii) la Prime Complémentaire versée demeurera acquise à l'assureur.

Fait à Lausanne, le [•] Décembre 2010 en 3 copies originales

Pour l'Assureur	Pour l'Assuré,	Pour le Bénéficiaire,
(timbre et signature/s)	(timbre et signature/s)	(timbre et signature/s)
Nom/s	Nom/s	Nom/s

ANLAGE 4

WARENKREDITVERSICHERUNGSABTRETUNGSVERTRAG

VERTRAG

Hiermit treten wir, die Firma

Alcan Aluminium Valais SA, 3960 Sierre, Schweiz,

die uns gegen die

zustehenden, gegenwärtigen und zukünftigen Ansprüche aus der Warenkreditversicherung,

Versicherungsschein-Nr. 221 255

im Hinblick auf verkaufte und/oder abgetretene Forderungen an die

GE Capital Bank AG

Heinrich-von-Brentano-Straße 2

55130 Mainz

ab.

Gleichzeitig wird der Warenkreditversicherer hiermit ermächtigt, Limitentscheidungen direkt an die GE Capital Bank AG weiterzugeben. Die GE Capital Bank AG und der Warenkreditversicherer sind berechtigt, wechselseitig notwendige Informationen auszutauschen.

Dieser Vertrag wird wirksam an dem Tag, an dem sämtliche im Factoringvertrag vom 16. Dezember 2010 enthaltenen Bedingungen zur Zufriedenheit von GE CAPITAL erfüllt sind. GE CAPITAL wird gegenüber dem KUNDEN die Erfüllung der Bedingungen und den Beginn dieses Vertrags bestätigen (aufschiebende Bedingung).

[*Ort*[•], *Datum*[•]] ______________________

Firmenstempel/Unterschriften

Wir nehmen die Abtretung hiermit an:

Mainz, [*Datum* [•]]

CE Capital Bank AG

NOTIFICATION OF ASSIGNMENT TO TRADE CREDIT INSURER

AVENANT N°02 AU CONTRAT N°*221 255

Entre les soussignés :

****

COFACE S.A.
(Compagnie Française d'Assurance pour le Commerce Extérieur S.A.)

Succursale Suisse

Rue Belle-Fontaine 18
CP 431

CH-1001 Lausanne
(ci-après dénommée Nous, l'Assureur),

et

ALCAN ALUMINIUM VALAIS SA
CH – 3960 SIERRE
(ci-après dénommé Vous, l'Assuré),

GE CAPITAL BANK AG
Heinrich-von-Brentano-Straße 2
D - 55130 MAINZ
(ci-après dénommé, "le Bénéficiaire "),

En accord avec les dispositions de l'article 4– Transfert du Droit aux Indemnités et Cession des créances- des Dispositions Communes COCH 9 , les parties conviennent ce qui suit :

1.2 TRANSFERT A UN BENEFICIAIRE

Article 1 -
L'assuré a transféré au bénéficiaire le droit à paiement des indemnités résultant du contrat.

Article 2 -
L'assureur accepte ce transfert et s'engage, sous réserve des droits des tiers, à régler au bénéficiaire les indemnités dues au titre du contrat.

Article 3 -
Le bénéficiaire accepte ce transfert et déclare avoir pris connaissance et accepté l'ensemble des termes et conditions du contrat.
Le bénéficiaire reconnaît expressément ne pas pouvoir se prévaloir de plus de droits à paiement qu'il n'en existe sur la tête de l'assuré et, de ce fait, l'assureur sera en droit d'opposer au bénéficiaire toutes les exceptions, compensations, confusions ou déchéances, quelles qu'elles soient, qu'il serait en droit d'opposer à l'assuré au titre du contrat et du présent avenant.

L'assureur se réserve le droit de signaler au bénéficiaire tout manquement de l'assuré à l'une quelconque des obligations stipulées dans le contrat.

Article 4 –

En cas de cession, par l'assuré, de la créance au bénéficiaire, l'assuré reste obligé à l'égard de l'assureur et s'engage par conséquent à respecter les obligations du contrat notamment celles visées aux articles 2 et 3.3 des dispositions communes, à l'article 4 du module C1 et dans le module E.1 et ce, bien que les créances soient entrées dans le patrimoine du bénéficiaire.

L'assuré reste tenu de fournir, à l'assureur, à sa demande les documents justificatifs d'une créance impayée ainsi que la preuve de la cession opérée en faveur du bénéficiaire.

Il est expressément précisé que toute action engagée dans le cadre de cette cession, que ce soit par l'assuré ou par le bénéficiaire, sera considérée par l'assuré et par le bénéficiaire comme ayant été accepté d'un commun accord par les 2 parties.

Le bénéficiaire peut cependant valablement se substituer à l'assuré pour l'exécution de ses obligations aux termes de la police.

Article 5-

L'assuré reconnait que cet avenant n'a pas pour effet de le décharger de l'une quelconque des obligations qu'il a contractées en vertu du contrat, y compris dans le cas où l'assuré a cédé la créance au bénéficiaire.

L'assuré reconnait aussi que tout manquement du bénéficiaire-sera considéré comme un manquement de l'assuré aux conditions du contrat.

Article 6-

Il est convenu que la cession agréée et acceptée aux conditions définies ci-dessus, ne vaut pas novation selon les conditions de l'Article 116 du Code des Obligations Suisse

Article 7-

Les dispositions du présent avenant s'appliquent à toutes les créances pour lesquelles la garantie prend effet, en vertu du contrat à compter du 01/09/2010.

Article 8-

Le présent avenant est soumis au droit suisse. Tout litige né à l'occasion de l'application du présent avenant sera soumis aux tribunaux du Canton de Vaud, avec for à Lausanne.

Article 9-

Il est entendu que toutes sommes que l'assureur doit au titre du contrat seront versées entre les mains de la société d'affacturage qui reçoit par le présent avenant mandat exprès à cette fin et ce, qu'il s'agisse de créances achetées ou de créances non achetées, et notamment :

- les indemnités,
- les sommes recouvrées avant versement d'une indemnité,
- les récupérations reçues après versement d'une indemnité, pour la fraction revenant à l'assuré,
- les remboursements de primes, quel qu'en soit le motif.

La société d'affacturage s'engage à reverser à l'assuré sans délai les sommes qui lui reviennent.

Toute somme versée par l'assureur entre les mains de la société d'affacturage est réputée avoir été versée entre les mains de l'assuré.

Article 10-

En complément des dispositions de l'article 2 des Dispositions Particulières tel que modifié par la lettre avenant du XXXX, il est convenu de mettre en place une limite de décaissement complémentaire à la limite de décaissement initiale de manière à porter la limite de décaissement à CHF 17'000'000 par exercice d'assurance (ci-après la Limite de Décaissement Rehaussée).

Cette Limite de Décaissement Rehaussée prendra effet au jour de la prise d'effet de l'avenant tel que prévu à l'article 1 ci-dessus et s'appliquera à toutes les indemnisations versées (i) à compter de sa prise d'effet et (ii) jusqu'à extinction des risque nés avant résiliation du présent avenant.

En conséquence de cette Limite de Décaissement Rehaussée, une prime complémentaire est fixée à CHF 35'000 par exercice d'assurance (ci-après la Prime Complémentaire). Cette Prime Complémentaire est payable en début d'exercice d'assurance. Au titre de l'exercice en cours, la Prime Complémentaire est exceptionnellement payable au jour de la prise d'effet du présent avenant et couvrira la période restant à courir dudit exercice.

Toute modification de la limite de décaissement initiale (tant que celle-ci demeure inférieure à la Limite de Décaissement Rehaussée) demeurera sans effet sur la Limite de Décaissement Rehaussée.

Il est expressément convenu que la Limite de Décaissement Rehaussée n'est valable que pour la durée du présent avenant. En cas de résillation du présent avenant, (i) la Limite de Décaissement Rehaussée sera résiliée et la limite de décaissement initiale redeviendra exclusivement applicable et (ii) la Prime Complémentaire versée demeurera acquise à l'assureur.

Fait à Lausanne, le [•] Décembre 2010 en 3 copies originales

Pour l'Assureur	Pour l'Assuré,	Pour le Bénéficiaire,
(timbre et signature/s)	(timbre et signature/s)	(timbre et signature/s)
Nom/s	Nom/s	Nom/s

ANNEX 6

ASSIGNMENT OF BANK ACCOUNTS

Assignment of Bank Accounts

dated 16 December 2010

between

Alcan Aluminium Valais SA, 3960 Sierre, Switzerland

“Assignor”

and

GE Capital Bank AG, Heinrich-von-Brentano-Str. 2, 55130 Mainz, Germany

“Assignee”

regarding

Assignment of bank accounts.

WHEREAS

(A)	The Assignee as purchaser and the Assignor as seller entered into a Factoring Agreement (as defined below) pursuant to which the Assignor sells certain claims against its Debtors (as defined in the Factoring Agreement) to the Assignee and, correspondingly, these claims are purchased by and/or assigned to the Assignee and any payments of the Debtors are therefore to be made exclusively to the Bank Accounts (as defined below).

(B)	These amounts received and standing to the credit of the Bank Accounts shall serve the sole purpose of being collected by and transferred to the Assignee, all in accordance with and subject to the Factoring Agreement (as defined below).

(C)	In order to fulfil and to secure its obligations under or in connection with the Factoring Agreement, the Assignor intends to assign the Assigned Assets (as defined below) to the Assignee.

1.	DEFINITIONS AND CONSTRUCTION

1.1	In this Agreement, unless the context otherwise requires or unless otherwise defined or provided for in this Agreement, a term defined in the Factoring Agreement shall have the same meaning in this Agreement and in any notice given under this Agreement. In addition, the following words and expressions shall have the respective meanings ascribed to them:

“Account Bank”	means the custodian of the Assigned Assets held by the Assignor in any Bank Account as specified in Schedule 1.

“Affiliate”	means in relation to any company, a (i) Subsidiary of that company, (ii) a parent company of that company, or (iii) any other Subsidiary of that parent company.

“Agreement”	means this agreement on assignment of bank accounts.

“Assigned Assets”	shall mean all of the Assignor’s present or future rights, claims, benefits and interest in and to the Bank Accounts, including, without limitation, all of its rights to payment of any and all future credits (surplus) relating to the Bank Accounts, which the Assignor is entitled to, regarding balances from current accounts (Kontokorrent) of the Bank Accounts as well as the rights to the daily balance resulting from the current account agreement related to current payouts between balancing of accounts, including the right to transfer any credits standing to the account of the Bank Accounts and the right to credit the received amounts.

“Assignment”	shall mean the assignment hereunder in favour of the Assignee.

“Bank Accounts”	means the Assignor’s bank accounts as specified in Schedule 1 (and any renewal or re-designation thereof) and any other future bank account which is subject to Swiss law and opened by the Assignor with an Account Bank, which are subject to the Assignment hereunder and to the extent that the Assignor intends that its Debtors shall make Receivables payments to these accounts.

“Clause”	shall mean any of the clauses of this Agreement.

“Control Agreement”	means the agreement in the form as set forth in Schedule 2 hereto.

“Debtors”	shall have the meaning ascribed to such term in the Factoring Agreement.

“Effective Date”	means the Commencement Date (as defined in the Factoring Agreement).

“Factoring Agreement”	means the factoring agreement dated 16 December 2010 and made between the Assignee as purchaser and the Assignor as seller in its capacity as originator, pursuant to which the Assignor sells certain receivables against the Debtors (as defined in the Factoring Agreement) to the Assignee, as amended and supplemented by the country specific amendment agreement (Switzerland) to the Factoring Agreement dated 16 December 2010 between the Assignee and Assignor.

“Factoring Documents”	means (i) the Factoring Agreement and (ii) the Intercreditor Agreement, including any amendment agreements and supplemental and/or other related agreements and/or documents to the agreements herebefore.

“Intercreditor Agreement”	means a French law governed intercreditor agreement dated 16 December 2010, between Omega Holdco B.V. as Omega, Omega Holdco II B.V. as parent company, the companies listed within as French Sellers, the companies listed within as German Sellers, Alcan Aluminium Valais SA as Swiss Seller, GE Factofrance S.N.C as French Purchaser, GE Capital Bank AG as German Purchaser.

“Obligors”	means the Assignor, the German Sellers and the French Sellers.

“Party” or “Parties”	shall mean any party or all the parties to this Agreement.

“Receivables”	shall have the meaning ascribed to such term in the Factoring Agreement.

“SchKG”	means the Swiss federal statute on debt collection and bankruptcy (Bundesgesetz über Schuldbetreibung und Konkurs) dated 11 April 1889, as amended from time to time, carrying the official designation SR 281.1.

“Obligations”	means all present and future obligations and liabilities (whether actual or contingent and whether owed jointly or severally or in any other capacity whatsoever) of the Assignor towards the Secured Parties (or any of them) under the Factoring Documents together with all costs, charges and expenses reasonably incurred by any Secured Party in connection with the protection, preservation or enforcement of its respective rights under the Factoring Documents or any other documents evidencing or securing any such liabilities; in particular the right of the relevant Secured Party to receive the Debtor’s payments made with respect to Receivables purchased and/or assigned under the Factoring Documents.

“Secured Parties”	means the Assignee, the French Purchaser (as defined in the Factoring Agreement) and their successors and assignees and each entity or person that becomes a Secured Party after the date of this Agreement shall be a Secured Party under this Agreement.

“Subsidiary”	means in relation to any company, a company: (a) which is controlled, directly or indirectly, by the first mentioned company; (b) that more than half of the issued share capital is beneficially owned, directly or indirectly by the first mentioned company; or (c) which is a Subsidiary of another Subsidiary of the first mentioned company, and for this purpose, a company shall be treated as being controlled by another if that other company is able to direct its affairs and/or to control the composition of its board of directors or equivalent body.

“Swiss Available Amount”	shall have the meaning ascribed to such term in the Intercreditor Agreement.

1.2	Furthermore:

(a)	a “person” includes its successors and assigns;

(b)	references to any agreement or document are references to that agreement or document as amended, varied, supplemented, substituted or novated from time to time, in accordance with its terms; and

(c)	words importing the singular shall include the plural and vice versa.

2.	ASSIGNMENT

2.1	To secure any and all of the Assignee’s and/or the Secured Parties present and future claims against the Assignor under or in connection with the Factoring Documents and their performance, the Assignor agrees to assign and hereby assigns as of the Effective Date the Assigned Assets pursuant to articles 164 et seq. of the Swiss Federal Code of Obligations to the Assignee. The Assignee hereby accepts such assignment.

2.2	It is explicitly agreed that, although the Bank Accounts might be current accounts, the provisions of this Agreement shall have priority and shall prevail over any present or future agreements, including, for the avoidance of doubt, the account opening agreements and any agreements providing for electronic banking services in respect of the Bank Accounts, between the Account Bank and the Assignor on the nature of the Bank Accounts as giro or current accounts to the effect that, irrespective of whether any present or future agreement between the Assignor and the Account Bank provides for the Assignor’s right to dispose over the Bank Accounts and irrespective of whether or not a judgement or any other execution title has been sought by the Account Bank, the Bank Accounts and all the credit balance shall be at the disposal of the Assignee (all in accordance with and subject to the Factoring Agreement) and the Assignor shall not be entitled to withdraw or reduce any of the credit balance standing to the credit of the Bank Accounts during the term of this Agreement without having obtained the prior consent of the Assignee.

3.	CONTROL AGREEMENT

As per the Commencement Date, the Assignor shall deliver to the Assignee the Control Agreement duly executed by the Assignor and the Account Bank.

4.	UNDERTAKINGS

Except in accordance with the terms of the Factoring Agreement and for the term of this Agreement, as of the Effective Date, the Assignor hereby undertakes:

(a)	to do all reasonable acts and things in case of a transfer of any credits standing to the account of the Bank Accounts to the Assignee, and procure that all reasonable acts and things be done, which are necessary to property effect the collection of the credits standing to the Bank Accounts, in particular to transfer of any credits standing the Bank Accounts free of any pledge, lien, encumbrance, other interest or third party right of any nature (subject to the Account Bank’ priority rights under the terms of the relevant account agreements in relation to the Bank Accounts);

(b)	to do or permit to be done each and every act or thing which the Assignee may from time to time reasonably require to be done for the purpose of enforcing the Assignee’s and/or the Secured Parties rights under this Agreement and to promptly execute such further documents and do such further acts which the Assignee and/or the Secured Parties may reasonably require for the purpose of the performance, creation, perfection, protection, maintenance or realisation of the rights and interest of the Assignee hereunder; and

(c)	to enter and maintain in its commercial books (whether such books are made up in physical and/or in electronic form) a remark (the bookmark), reasonably satisfactory to the Assignee, showing that all of the Assignor’s right, title and interest in, to and under the Bank Accounts and the credit balance is assigned as of the Effective Date in favour of the Assignee and the Assignee shall be entitled to demand evidence reasonably satisfactory to it that the bookmark has been placed;

it is herewith understood and agreed that the above undertakings are being provided by the Assignor to the Assignee in addition to any other undertakings provided by it under any of the Factoring Documents to which it is a party.

5.	COVENANTS

Subject to the terms and provisions of the Factoring Agreement, as of the Effective Date, the Assignor hereby covenants with respect to, inter alia, the Bank Accounts and the credit balance standing to the respective Bank

Accounts that:

(a)	without the prior written consent of the Assignee, the Assignor shall not assign, pledge or otherwise encumber any of its right, title or interest in or to the Bank Accounts and it will not take or omit to take any action, the taking or omission of which may result in an alteration or impairment of the rights hereby assigned or any of the rights created by this Agreement;

(b)	it shall, at its expense, maintain the Bank Accounts, subject to the terms and conditions of the Factoring Agreement;

(c)	it will pay when due all fees payable in connection with the Bank Accounts and otherwise fully comply with all of the terms and conditions of the agreements entered into with the Account Bank in relation to the Bank Accounts and, in the event that any amount payable in connection with the Bank Accounts is paid by the Assignee (which is hereby authorised, but shall be under no obligation, to do so), immediately on demand reimburse the Assignee;

(d)	it shall ensure that all amounts payable by the Debtors to the Assignor are credited to the Bank Accounts only and any and all invoices, statements, instruments and the like documents delivered by the Assignor to the Debtors shall contain a provision directing that all payments thereon shall be made only by direct deposit into the relevant Bank Account; and

(e)	if any payments from Debtors are received on any account other than the Bank Accounts, the Assignor covenants to transfer such amounts directly to the Assignee or to a Bank Account.

6.	PRESERVATION OF ASSIGNMENT

6.1	The Assignment shall be continuing and will extend for the term of this Agreement and subject to a release pursuant to Clause 14.

6.2	Subject to Clause 14, the obligations of the Assignor hereunder shall not be affected by any act, omission or circumstances which, but for this provision, might operate to release or otherwise exonerate the Assignor from its obligations hereunder or affect such obligations including without limitation and whether or not known to the Assignor or the Assignee:

(a)	any time, waiver or concession granted to or composition with the Assignor or any other party to the Factoring Agreement;

(b)	the taking, variation, extension, compromise, exchange, renewal or release of, or refusal or neglect to perfect, take up or enforce, any terms of the Factoring Agreement or any rights or remedies against, or securities granted by the Assignor or by any party to the Factoring Agreement;

(c)	any irregularity, invalidity or unenforceability of any obligations of the Assignor or any party to the Factoring Agreement or any present or future law or order of any government or authority (whether of right or in fact) purporting to reduce or otherwise affect any of such obligations to the intent that the Assignor’s obligations under this Agreement and the Assignment shall remain in full force and this Agreement shall be construed accordingly as if there were no such irregularity, unenforceability, invalidity, law or order; and

(d)	any legal limitation, disability, incapacity or other circumstances, including bankruptcy, insolvency, liquidation, administrative or other receivership, relating to the Assignor or any party to the Factoring Agreement or any other person or any amendment to or variation of the terms of the Factoring Agreement or any other document or security.

6.3	The security created hereunder shall be cumulative, independent of, in addition to and shall not in any way be prejudiced by any other assignment or other security or guarantee as of the Effective Date or thereafter held by the Assignee or any other Secured Party with respect to any Obligations. None of such other securities shall prejudice, or be prejudiced by, or shall be merged in any way with this Agreement.

7.	COLLECTION, ENFORCEMENT AND APPLICATION OF PROCEEDS

7.1	Subject to and in accordance with the terms of the Factoring Documents, the Assignee shall have the right but not the obligation and without any further prior notice or communication to the Assignor to undertake on its own initiative any acts it deems appropriate to collect the Assigned Assets directly from the Banks Accounts, in particular, the Assignee may set-off all or part of the credit balance standing to the Bank Accounts or any interest accrued thereon.

7.2	The collection and enforcement of the Assigned Assets shall take place outside debt enforcement procedures (Schuldbetreibungsverfahren) and the Assignee shall in particular be entitled to claim and as the case may be collect all Asssigned Assets and allocate any balance to the Obligations or to sell any of the Assigned Assets by private sale (Privatverkauf) to a third party or to purchase such Assigned Assets itself (Selbsteintritt).

7.3	The Assignor waives any right to request that the Assigned Assets be collected and/or realized before foreclosure in any of their other assets or before exercise of any other security which may have been granted to the Assignee for the Obligations.

8.	WAIVERS, REMEDIES CUMULATIVE

8.1	The rights, powers and remedies provided in this Agreement are cumulative and are not, nor are they to be construed as, exclusive of any rights, powers or remedies provided by law or otherwise.

8.2	No failure on the part of the Assignee to exercise, or delay on its part in exercising, any of its respective rights, powers and remedies provided by this Agreement or by law (collectively the “Rights”) shall operate as a waiver thereof, nor shall any single or partial waiver of any of the Rights preclude any further or other exercise of that one of the Rights concerned or the exercise of any other of the Rights.

9.	INDEMNITY

The Assignor shall indemnify the Assignee, its agents, its attorneys and any delegate against any action, proceeding, claims, losses, liabilities, expenses, demands, taxes, and costs which it may sustain as a consequence of any breach by the Assignor of the provisions of this Agreement, or the exercise of any of the rights and powers conferred on them by this Agreement.

10.	POWER OF ATTORNEY

10.1	The Assignor by way of security and in order to more fully secure the performance of its obligations hereunder appoints the Assignee to be its attorney acting severally, and on its behalf and in its name or otherwise to do all acts and things and to sign, execute, deliver, perfect and do all deeds, instruments, documents, acts and things which are required for carrying out any obligation imposed on the Assignor by or pursuant to this Agreement for enabling the Assignee to exercise, or delegate the exercise of, its respective powers and authorities conferred on it by or pursuant to this Agreement or by law.

10.2	The Assignor ratifies and confirms and agrees to ratify and confirm any and all acts carried out by the Assignee in the proper exercise of the powers conferred on it pursuant to Clause 10.1 above.

11.	LIMITATION

The limitation as set forth in clause 6 (limitation provisions relating to the sellers) of the Intercreditor Agreement shall apply mutatis mutandis to this Agreement.

12.	NOTICES

12.1	Each notice or other communication to be given under this Agreement shall be given in writing in English and, unless otherwise provided, shall be made by fax, hand delivery or mail.

12.2	If to the Assignor:

Address.	3960 Sierre
Attention:	Philippe Rouault
Fax:	+41 27 457 53 25

Address:	Heinrich-von-Brentano-Str. 2 55130 Mainz Germany
Attention:	Tobias Heth
Fax:
+49
6131 4647 190

13.	SEVERABILITY OF PROVISIONS

Should any part or provision of this Agreement be held to be invalid or unenforceable by any competent arbitral tribunal, court, governmental or administrative authority having jurisdiction, the other provisions of this Agreement shall nonetheless remain valid. In this case, the Parties hereto shall negotiate in good faith a substitute provision that best reflects the economic intentions of the Parties without being unenforceable, and shall execute all agreements and documents required in this connection. The failure of the Parties to reach an agreement on a substitute provision shall not affect the validity of the remainder of this Agreement.

14.	RELEASE

Upon the Obligations being irrevocably paid and discharged in full and pursuant to their respective terms and no further Obligations are capable of arising or in accordance with, and to the extent required by the Factoring Agreement (to the extent it is possible to give effect to such arrangements under Swiss law) the Assignee at the request and cost of the Assignor, shall release and re-assign the Assigned Assets to the Assignor.

15.	AMENDMENTS

To the extent permitted under the Factoring Agreement, changes and amendments to this Agreement, including this clause, shall be made in writing and signed by all Parties thereto.

16.	NON-ASSIGNMENT/DELEGATION

16.1	The rights, interests and obligations of the Assignor under this Agreement are personal to it. Accordingly, they are not capable of being assigned, transferred or delegated in any manner. The Assignor undertakes that it shall not at any time assign or transfer, or attempt to assign or transfer, any of its rights, interests or obligations under or in respect of this Agreement to any person.

16.2	The Assignee shall have full power to delegate (either generally or specifically) the powers, authorities and discretions conferred on it by this Agreement (including the power of attorney) on such terms and conditions as it shall see fit.

17.	BANKING SECRECY WAIVER

The Assignor herewith releases the Assignee and each Secured Party from the Swiss or any other banking secrecy (if applicable) and any other confidentiality obligations with regard to any information directly or indirectly relating to the Bank Accounts and the Assignment pursuant to this Agreement, in particular to the extent as required for the execution, performance and administration of this Agreement and the collection of the Assigned Assets, and/or for due exercise of the respective rights or fulfilment of the respective obligations by the Assignee or any Secured Party and expressly approves any transfer of such data and/or information abroad. The Assignee and each of the Secured Parties shall be entitled vis-à-vis each Account Bank to obtain at any time any information regarding the Bank

Accounts to the extent as required for the execution, performance and administration of this Agreement and the collection of the Assigned Assets, and/or for due exercise of the respective rights or fulfilment of the respective obligation by the Assignee or any Secured Party.

18.	GOVERNING LAW AND JURISDICTION

18.1	This Agreement shall be governed by and construed in accordance with the substantive laws of Switzerland (without regard to the International Private Law provisions thereof).

18.2	Any and all litigation to which this Agreement may give rise shall be subject to the exclusive jurisdiction of the competent courts in Zurich 1, Switzerland, with reservation of the right of appeal to the Swiss Federal Court in Lausanne.

19.	COUNTERPARTS

This Agreement may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

20.	EFFECTIVENESS

This Agreement will become effective on the date on which all conditions precedent as stated in the Factoring Agreement are fulfilled to the satisfaction of the Assignee. The Assignee will confirm vis-à -vis the Assignor the fulfilment of the conditions precedent and the commencement of this agreement (Condition Precedent). This Agreement has been entered into on the date stated at the beginning of this Agreement.

This Agreement has been entered into on the date stated at the beginning of this Agreement.

[Signature page follows.]

Alcan Aluminium Valais SA,

as Assignor

By:	By:

Name:	Name:
Title:	Title:

GE Capital Bank AG, as Assignee

By:	By:

Name:	Name:
Title:	Title:

Schedule 1: List of Bank Accounts

Account Bank (name and address)	Account number	Swift	Currency
Credit Suisse AG Giesshübelstrasse 30 CH-8070 Zurich Switzerland	CH2104835020609721000	CRESCHZZ80A	CHF

Credit Suisse AG Giesshübelstrasse 30 CH-8070 Zurich Switzerland	CH1904835020609722006	CRESCHZZ80A	GBP

Schedule 2: Control Agreement

Agreement regarding assignment of bank accounts

(the “Agreement”)

1. Credit Suisse AG, Paradeplatz 8, 8001 Zurich, Switzerland (“Credit Suisse”), takes note that its Client, Alcan Aluminum Valais S.A., 3960 Sierre, Switzerland, (the “Client”), has assigned for security purposes (“Sicherungszession”) to GE Capital Bank AG (the “Assignee”), Heinrich-von-Brentano-Str. 2, 55130, Germany, as fiduciary security all present and future claims and monies standing to the credit of its accounts

-	no.
206097-21 / IBAN CH2104835020609721000 (assigned)

-	no.
206097-22-6 / IBAN CH1904835020609722006 (assigned)

(for the purpose of this Agreement referred to as the “Accounts” and the respective content of such Accounts the “Assigned Assets”).

The Client and the Assignee together shall hereinafter be referred to as the “Transaction Parties”.

2. Credit Suisse herewith confirms that it has taken note of such assignment (the “Assignment”) and of the Assignee’s security interest in the Assigned Assets and will hold the Assigned Assets in the Assignee’s favour, subject to the provisions hereafter.

3. Any accrued interest on the Assigned Assets shall be credited to the Accounts.

4. Subject to the provisions contained in this Agreement Credit Suisse waives all rights, such as right of lien, retention rights, rights of set-off, assignment rights or any other charge it may have with regard to the Assigned Assets, now or at any time hereafter. On the other hand, neither of the Transaction Parties is entitled to set-off any Assigned Assets against any claim Credit Suisse may have or acquire against such Transaction Party.

5. Credit Suisse is authorized to indicate the Assignment on the respective bank statements and bank advices (e.g. “assigned” or “assigned to a third party”). The Transaction Parties shall not produce or submit such bank statements and bank advices to any third parties without Credit Suisse’s prior consent, provided, however, that the Transaction Parties may disclose to any person with whom they are proposing to enter into (or have entered into) any kind of assignment, transfer or accession in relation to this Agreement any information relating to this Agreement (including such bank statements and bank advices). In any event, the Transaction Parties warrant that they will not use such bank statements vis-à-vis third parties or authorities if such use may cause misunderstandings or results in misleading conclusions with regard to the availability and the creditorship of the Assigned Assets.

6. As of the date and subject to the provisions of this Agreement, Credit Suisse shall block the Accounts in favor of the Assignee or any of the Assignee’s successors, transferees or (further) assignees and Credit Suisse shall transfer and/or release the Assigned Assets then existing as per the instructions received by the Assignee.

7. The blocking of the Accounts shall not affect the right of the Client to receive from Credit Suisse any information relating to the Assigned Assets as long as the Assigned Assets are held in the Accounts.

8. Credit Suisse shall send to the Assignee, duplicates of all bank statements in respect of the Assigned Assets.

9. In any case, Credit Suisse reserves the right not to comply with any instruction from the Client and/or the Assignee if compliance with such instruction is not permitted by law or to the extent that compliance with such instruction would be in conflict with any rule, measure or requirement of any authority Credit Suisse is bound to or reasonably expected to comply with. On a best efforts basis and to the extent permitted by law Credit Suisse undertakes to inform the Assignee immediately on any such rule, measure or requirement but is not obliged to represent the Assignee or any of the Assignee’s successors, transferees or (further) assignees and/or the Client before any such authority or in any proceedings.

10. Furthermore, Credit Suisse is entitled to disclose information regarding the Assigned Assets to the competent offices and authorities where requested or required by law, or by any court of competent jurisdiction or any competent judicial, governmental, supervisory or official body to whose rules, measures or requirements Credit Suisse is bound to or reasonably expected to comply with.

11. The Assigned Assets, to the extent they are held in cash, shall be held on current accounts only.

12. The Client hereby irrevocably undertakes to comply with the procedures agreed in this Agreement and authorizes Credit Suisse to establish with the Assignee or any of the Assignee’s successors, transferees or (further) assignees any contact necessary in connection with this Agreement and, to this extent, releases Credit Suisse from its banking secrecy and data protection obligations. Instructions from the Client that are in conflict with the provisions of this Agreement shall not affect Credit Suisse’s obligations under this Agreement but, instead, Credit Suisse shall remain entitled to make available the Assigned Assets to the Assignee or any of the Assignee’s successors, transferees or (further) assignees as agreed herein.

13. Credit Suisse is authorized to charge a one-time fee of CHF 6’000.00 in connection with the Assignment expenses for the Accounts. Furthermore, Credit Suisse remains authorized to charge its fees in the amount of CHF 2’000.00 per year in connection with its role under this Agreement plus (ordinary) commissions as account bank as well as any additional expenses and costs incurred for any related services. Changes shall be notified to the Transaction Parties in advance. For appointments of further successor agents a fee in a range between CHF 500.00 and CHF 2’000.00 (dependent on the complexity of the transaction) will be charged.

14. Credit Suisse reserves its right to terminate the banking relationship with the Client at any time in accordance with its General Conditions but it shall promptly notify the Assignee or any of the Assignee’s successors, transferees or (further) assignees in advance thereof and keep the Assigned Assets blocked in the Assignee’s or the Assignee’s successors’, transferees’ or (further) assignees’ favour until receipt of the Assignee’s or its successors’, transferees’ or (further) assignees’ instructions or consent to a transfer of the Assigned Assets. Failing receipt of such instructions within five working days Credit Suisse is authorized to make available the Assigned Assets to the Assignee or its successors, transferees or (further) assignees without any further notice.

15. In case of dispute regarding the entitlement towards the Assigned Assets Credit Suisse reserves the right to effect payment of the Assigned Assets to a deposit account of the Zurich district court according to art. 92, 96 and/or 168 of the Swiss Code of Obligations. By doing so, Credit Suisse shall be fully released from its payment obligations.

16. The Transaction Parties take note that Credit Suisse is not and does not intend to be a party to the assignment agreement nor to any other agreement between the Transaction Parties (other than this Agreement) and that Credit Suisse does not undertake any obligation and responsibility other than obligations and responsibilities contained in this Agreement. Unless being advised to the contrary and subject to the provisions contained herein, Credit Suisse may assume that all instructions given by the appointed signatories with regard to the Assigned Assets are in compliance with agreements made between the Transaction Parties.

17. Any notice to Credit Suisse under this Agreement has to be sent as a “matter of urgency” to:

Credit Suisse

Mr. Stephan Brechtbühl

SGLS 23

Giesshübelstrasse 30

CH-8070 Zurich

Fax: +41 44 333 40 41

Phone: +41 44 333 64 26

A confirmed notice has to be sent by fax first and confirmed by mail or courier thereafter.

Any instructions relating to or in connection with this Agreement shall be made to Credit Suisse on Zurich bank working days during business hours (08:00 – 17:30 local time Zurich) and shall be sent to the above mentioned address or such other address notified by Credit Suisse in writing to the Transaction Parties at their correspondence addresses as indicated in clause 1 of this Agreement.

18. If the Assignee intends to assign its rights related to the Assigned Assets to a third party (successors, transferees or (further) assignees), the Assignee, acting through the signatories as defined vis-a-vis Credit Suisse on Credit Suisse’s bank forms, is obliged to notify such assignment (indicating the identity details of such third party as well as the date on which such assignment shall enter into legal effect) to Credit Suisse and to transfer all duties and obligations out of this Agreement to such third party who then shall sign a (new) tripartite agreement corresponding with the terms of this Agreement. Any such further assignment must be governed by Swiss law. Failing this, Credit Suisse is entitled but not obliged to apply the provisions of this Agreement vis-à-vis such third party.

When transferring the duties and obligations arising out of this Confirmation Agreement to a successor, transferee or (further) assignee the Transaction Parties shall procure that any such successor, transferee or (further) assignee provides the documentation required in connection with the applicable KYC requirements to Credit Suisse.

19. The Assignor will give by a separate instruction document an irrevocable authorization to the Assignee to dispose of the Accounts and the Assigned Assets. The Assignee will deliver Credit Suisse a specimen with signatures of persons entitled to sign in the name of and on behalf of it in relation to the Accounts and the Assigned Assets. Credit Suisse may only accept notices from the Assignee duly signed by such persons but, on the other hand, Credit Suisse can fully rely on this specimen and shall have no obligation to make any further inquiries.

20. In any event, this Agreement will be automatically terminated upon closing of all the Accounts or upon the reassignment of all Assigned Assets to the Client or upon Credit Suisse’s release from its obligations under this Agreement either by the Assignee or by any of the Assignee’s successors, transferees or (further) assignees.

21. Subject to the provisions contained herein, Credit Suisse’s General Conditions, as enclosed, are hereby acknowledged by the Transaction Parties and shall apply.

22. This Agreement, which shall become effective upon (i) receipt of duplicates duly signed by the Transaction Parties (ii) the Client (lwyss@wwp.ch or ibuergi@wwp.ch) and the Assignee (oliver.widmer@pestalozzilaw.com or urs.kloeti@pestalozzilaw.com) having each confirmed by e-mail to Credit Suisse (antonino.catanese.2@credit-suisse.com and stephan.brechtbuehl@credit-suisse.com) that the Agreement shall become effective and such email notification to be followed by a written confirmation duly signed by the Client and the Assignee within three business days after such effective date (it is understood by the Client and the Assignee that such confirmation is to be sent to Credit Suisse on and subject to the occurrence of the commencement date of the underlying transaction), is governed by substantive Swiss law with the exception of the collision rules of Swiss international private law. Exclusive place of jurisdiction with respect to this Agreement is the Commercial Court (Handelsgericht) of the Canton of Zurich.

Credit Suisse Place, date:

Name:

Name:

The Assignee GE Capital Bank AG Place, date:

Name:

Name:

The Client Alcan Aluminum Valais S.A. Place, date:

Name:
Name:

Attachments:

Enclosure:

-	Credit
Suisse General Conditions and Safe Custody Regulations

-	Fees
and commissions

ANLAGE 6
ABTRETUNG VON BANKKONTEN

Abtretung von Bankkonten

vom 16. Dezember 2010

zwischen

Alcan Aluminium Valais SA, 3960 Sierre, Schweiz

"ZEDENT"

und

"ZESSIONAR"

betreffend

Abtretung von Bankkonten .

PRÄAMBEL

(D) Der ZESSIONAR als Käufer und der ZEDENT als Verkäufer haben einen FACTORING VERTRAG (wie unten definiert) abgeschlossen, gemäss welchem der ZEDENT dem ZESSIONAR gewisse Forderungen gegen seine ABNEHMER (wie im FACTORING VERTRAG definiert) verkauft und entsprechend werden diese Forderungen vom ZESSIONAR gekauft und/oder an den ZESSIONAR abgetreten und die Zahlungen der ABNEHMER sollen deshalb ausschliesslich auf die BANKKONTEN (wie unten definiert) erfolgen.

(E) Diese Forderungen, die den BANKKONTEN gutgeschrieben sind, sollen einzig dem Zweck der Einziehung durch und der Übertragung an den ZESSIONAR dienen, in Übereinstimmung mit und gemäss dem FACTORINGVERTRAG (wie unten definiert).

(F) Um seine Verpflichtungen gemäss oder im Zusammenhang mit dem FACTORINGVERTRAG zu erfüllen und zu sichern, beabsichtigt der ZEDENT, dem ZESSIONAR die ABGETRETENEN VERMÖGENSWERTE (wie unten definiert) abzutreten.

21. DEFINITIONEN UND AUSLEGUNG

21.1 Ein Begriff, der im FACTORINGVERTRAG definiert ist, soll in diesem VERTRAG und in jeder Mitteilung, welche gemäss diesem VERTRAG gemacht wird, die gleiche Bedeutung haben wie im FACTORINGVERTRAG, ausser der Kontext lässt auf etwas anderes schliessen oder der Begriff wurde in diesem VERTRAG anders definiert. Ausserdem sollen die folgenden Begriffe die Bedeutung haben, die ihnen nachstehend zugeschrieben wird:

"KONTOBANK" bedeutet der Verwahrer gemäss Anhang 1 der ABGETRETENEN VERMÖGENSWERTE, welche vom ZESSIONAR auf den BANKKONTEN gehalten werden.

"KONZERNGESELLSCHAFT" bedeutet in Bezug auf irgendeine Gesellschaft (i) eine TOCHTERGESELLSCHAFT dieser Gesellschaft, (ii) eine Muttergesellschaft dieser Gesellschaft oder (iii) eine andere TOCHTERGESELLSCHAFT dieser Muttergesellschaft.

"VERTRAG" bedeutet dieser Vertrag betreffend Abtretung von Bankkonten.

"ABGETRETENE VERMÖGENSWERTE" bedeutet alle gegenwärtigen und zukünftigen Rechte, Forderungen, Leistungen und Rechtsansprüche des ZEDENTEN in Bezug auf die BANKKONTEN, einschliesslich, aber nicht ausschliesslich, alle Ansprüche auf Auszahlung aller künftigen Guthaben im Zusammenhang mit den BANKKONTEN, welche dem ZEDENTEN hinsichtlich der Kontokorrentguthaben zustehen sowie das Recht die täglichen Guthaben gestützt auf den aktuellen Kontovertrag zu saldieren, einschliesslich das Recht auf Übertragung der Guthaben auf den BANKKONTEN und das Recht auf Gutschrift der erhaltenen Beträge.

"ABTRETUNG" bedeutet die Abtretung hierunter zugunsten des ZESSIONARS.

"BANKKONTEN" bedeutet die Bankkonten des ZEDENTEN wie in Anhang 1 beschrieben (und jede Erneuerung oder Umbenennung der Bankkonten) und sonstige zukünftige Bankkonten, welche Schweizerischem Recht unterstehen und vom Zedenten bei einer KONTOBANK eröffnet wurden, welche, sofern der ZEDENT beabsichtigt, dass seine ABNEHMER Zahlungen von FORDERUNGEN auf diese Konten machen sollen, der ABTRETUNG unterliegen.

"ABSCHNITT" bedeutet Abschnitt in diesem VERTRAG

"KONTROLLVEREINBARUNG" bedeutet die Vereinbarung in der Form wie in Anhang 2 beschrieben.

"ABNEHMER" hat die gleiche Bedeutung wie im FACTORINGVERTRAG.

"WIRKSAMKEITSDATUM" bedeutet der VERTRAGSBEGINN (wie im FACTORINGVERTRAG definiert).

"Factoringvertrag"	bedeutet der Factoringvertag vom 16. Dezember 2010 zwischen dem Zessionar als Käufer und dem Zedenten als Verkäufer in seiner Funktion als Originator, gemäss welchem der Zedent dem Zessionar gewisse Forderungen gegen die Abnehmer (wie im Factoringvertrag definiert) verkauft, wie durch den länderspezifischen Änderungsvertrag (Schweiz) zum Factoringvertrag vom 16. Dezember 2010 zwischen dem Zessionar und dem Zedenden geändert und ergänzt.
"Factoringdokumente"	bedeutet (i) der Factoringvertrag und (ii) die Intercreditorvereinbarung (*Intercreditor Agreement*), einschliesslich jegliche Änderungs- und Ergänzungsvereinbarungen und/oder andere zugehörige Verträge und/oder Dokumente zu den vorerwähnten Verträgen.
"Intercreditorvereinbarung"	bedeutet eine Intercreditorvereinbarung vom 16. Dezember 2010, welche französischem Recht untersteht, zwischen Omega Holdco B.V. als Omega, Omega Holdco II B.V. als Muttergesellschaft, den Gesellschaften, welche als Französische Verkäufer aufgeführt sind, den Gesellschaften, welche als Deutsche Verkäufer aufgeführt sind, Alcan Aluminium Valais SA als Schweizerischer Verkäufer, GE Factofrance S.N.C als Französischer Käufer, GE Capital Bank AG als Deutscher Käufer.
"Verpflichtete"	bedeutet der Zedent, die Deutschen Verkäufer und die Französischen Verkäufer.
"Partei" oder "Parteien"	bedeutet irgendeine Partei oder alle Parteien dieses Vertrages.
"Forderungen"	hat die gleiche Bedeutung wie im Factoringvertrag.
"SchKG"	bedeutet das Bundesgesetz über Schuldbetreibung und Konkurs vom 11. April 1889, SR 281.1, in der jeweils gültigen Fassung.
"Abschnitt"	bedeutet ein Abschnitt dieses Vertrages.
"Verpflichtungen"	bedeutet alle gegenwärtigen und zukünftigen Verpflichtungen und Verbindlichkeiten (ob bedingt oder nicht, ob gemeinsam geschuldet oder einzeln oder in einer anderen Funktion) des Zedenten gegenüber den Gesicherten Parteien (oder einer von ihnen) gemäss den Factoringdokumenten zusammen mit allen Kosten, Gebühren, Auslagen, welche einer Gesicherten Partei im Zusammenhang mit dem Schutz, der Bewahrung oder Durchsetzung ihrer entsprechenden Rechte gemäss den Factoringdokumenten oder anderen Dokumenten, welche solche Verbindlichkeiten bescheinigen oder sichern, entstanden sind; insbesondere das Recht der betreffenden Gesicherten Partei, die vom Abnehmer gemachten Zahlungen zu erhalten in Bezug auf die unter den Factoringdokumenten gekauften und/oder abgetretenen Forderungen.
"Gesicherte Parteien"	bedeutet der Zessionar, der Französische Käufer (wie im Factoringvertrag definiert) und deren Rechtsnachfolger und Abtretungsempfänger und jeder Rechtsträger oder jede Person, welche nach dem Datum dieses Vertrages eine Gesicherte Partei unter diesem Vertrag wird.
"Tochtergesellschaft"	bedeutet in Bezug auf eine Gesellschaft, eine Gesellschaft: (a) welche direkt oder indirekt von der zuerst genannten Gesellschaft kontrolliert wird; (b) dass mehr als die Hälfte des ausgegebenen Aktienkapital direkt oder indirekt von der zuerst genannten Gesellschaft gehalten wird; oder (c) welche eine Tochtergesellschaft einer anderen Tochtergesellschaft der zuerst genannten Gesellschaft ist, und zu diesem Zweck soll eine Gesellschaft als eine von einer anderen Gesellschaft beherrschte Gesellschaft behandelt werden, falls diese andere Gesellschaft in der Lage ist, deren Geschäfte zu leiten und/oder deren Zusammensetzung des

Verwaltungsrates oder eines gleichwertigen Organes zu kontrollieren.

"Schweizerischer Frei Verfügbarere Betrag " hat die gleiche Bedeutung wie der definierte Begriff "Swiss Available Amount" in der Intercreditorvereinbarung.

21.2 Weiter:

(a) eine "Person" schliesst deren Rechtsnachfolger und Zessionar ein;

(b) die Bezugnahme auf einen Vertrag oder Dokument ist eine Bezugnahme auf diesen Vertrag oder Dokument inklusive Änderungen, Ergänzungen, Ersetzungen oder Novation gemäss den betreffenden Bestimmungen; und

(c) Worte im Singular sollen den Plural einschliessen und umgekehrt.

22. ABTRETUNG

22.1 Zur Sicherung jeglicher und aller gegenwärtigen und zukünftigen Forderungen des Zessionars und/oder der Gesicherten Parteien gegen den Zedenten unter oder im Zusammenhang mit den Factoringdokumenten und deren Erfüllung erklärt sich der Zedent bereit, die Abgetretenen Vermögenswerte abzutreten und tritt sie hiermit am Wirksamkeitsdatum gemäss den Artikeln 164 ff. des Schweizerischen Obligationenrechts an den Zessionar ab. Der Zessionar stimmt hiermit dieser Abtretung zu.

22.2 Es ist ausdrücklich vereinbart, dass, obwohl die Bankkonten Kontokorrentkonten sein können, die Bestimmungen dieses Vertrages Vorrang haben und im Verhältnis zu jeglichen gegenwärtigen oder zukünftigen Verträgen, einschliesslich, um Zweifel zu vermeiden, die Kontoeröffnungsverträge und jegliche Verträge betreffend e-banking Dienstleistungen in Bezug auf die Bankkonten, zwischen der Kontobank und dem Zedenten als Giro- oder Kontokorrentkonten gelten mit der Wirkung, dass, ungeachtet dessen, ob ein gegenwärtiger oder zukünftiger Vertrag zwischen dem Zedenten und der Kontobank ein Recht des Zedenten vorsieht, über die Bankkonten zu verfügen und ungeachtet dessen ob ein Urteil oder einer anderer Vollstreckungstitel von der Kontobank erstritten wurde, sollen die Bankkonten und alle Guthaben dem Zessionar zur Verfügung stehen (gemäss dem Factoringvertrag) und der Zedent soll während der Dauer dieses Vertrages ohne vorgängige Zustimmung des Zessionars kein Recht haben, Guthaben auf den Bankkonten abzuheben oder zu verringern.

23. KONTROLLVEREINBARUNG

Am Vertragsbeginn soll der Zedent dem Zessionar die ordnungsgemäss vom Zedenten und der Kontobank unterzeichnete Kontrollvereinbarung zustellen.

24. VERPFLICHTUNGEN

Ausser in Übereinstimmung mit den Bedingungen des Factoringvertrages und für die Dauer dieses Vertrages, verpflichtet sich der Zedent hiermit am Wirksamkeitsdatum:

(a) im Falle der Übertragung von Guthaben auf den Bankkonten an den Zessionar alle vernünftigen Handlungen und Vorkehrungen vorzunehmen und zu veranlassen, dass alle vernünftigen Handlungen und Vorkehrungen vorgenommen werden, welche notwendig sind, um die Einziehung der Guthaben auf den Bankkonten gehörig zu bewirken, insbesondere die Guthaben auf den Bankkonten ohne Pfandbelastung, Belastung, andere Rechtsansprüche oder Rechte Dritter irgendwelcher Natur zu übertragen (unter Vorbehalt der Vorrangrechte der Kontobank gemäss den Bedingungen der betreffenden Kontoverträgen in Bezug auf die Bankkonten);

(b) alle Handlungen und Dinge vorzunehmen oder erlauben, dass sie vorgenommen werden, die der Zessionar gelegentlich vernünftigerweise zum Zwecke der Verwertung der Rechte des Zessionars und/oder der Gesicherten Parteien gemäss diesem Vertrag verlangt und sofort weitere Dokumente zu unterzeichnen und weitere Handlungen vorzunehmen, welche der Zessionar und/oder die Gesicherten Parteien vernünftigerweise zum Zweck der Erfüllung, Errichtung, Durchsetzbarkeit, des Schutzes, der Aufrechterhaltung oder der Verwertung der Rechte und Rechtsansprüche des Zessionars hierunter verlangen; und

(c) in seinen Geschäftsbüchern (ob in physischer Form und/oder in elektronischer Form) in einer für den ZESSIONAR vernünftigerweise befriedigenden Art und Weise zu vermerken, dass alle Rechte des ZESSIONARS, Rechtstitel und Rechtsansprüche in Bezug auf die BANKKONTEN und das Guthaben zugunsten des ZESSIONARS am Wirksamkeitsdatum abgetreten wurden bzw. werden und der ZESSIONAR hat das Recht, den Beweis zu verlangen, der für den ZESSIONAR vernünftigerweise befriedigend ausfallen muss, dass dieser Vermerk gemacht wurde;

Es ist hiermit verstanden und vereinbart, dass der ZEDENT gegenüber dem ZESSIONAR die obengenannten Verpflichtungen zusätzlich zu den anderen Verpflichtungen gemäss den FACTORINGDOKUMENTEN, bei denen der ZEDENT Partei ist, eingeht.

25. ZUSICHERUNGEN

Unter Vorbehalt der Bedingungen und Bestimmungen des FACTORINGVERTRAGES sichert der ZEDENT dem ZESSIONAR am Wirksamkeitsdatum u.a. hinsichtlich der BANKKONTEN und Guthaben auf den BANKKONTEN hiermit zu, dass:

(a) der ZEDENT ohne vorgängige schriftliche Zustimmung des ZESSIONARS keine seiner Rechte, Rechtstitel oder Rechtsansprüche in Bezug auf die BANKKONTEN abtreten oder verpfänden oder sonstwie belasten wird und dass er keine Handlung vornehmen oder unterlassen wird, die oder deren Unterlassung möglicherweise zu einer Änderung oder Beeinträchtigung der Rechte führt, die hiermit abgetreten werden oder durch diesen VERTRAG geschaffen werden;

(b) er die Bankkonten auf eigene Kosten führen wird, immer gemäss den Bedingungen des FACTORINGVERTRAGES;

(c) er alle Gebühren im Zusammenhang mit den BANKKONTEN bei Fälligkeit zahlen wird und dass er auch sonst alle Bedingungen gemäss Verträgen mit der KONTOBANK in Bezug auf die BANKKONTEN beachten wird und, falls ein Betrag, welcher im Zusammenhang mit den BANKKONTEN geschuldet ist, vom ZESSIONAR bezahlt wird (welcher hiermit zur Zahlung ermächtigt, aber nicht verpflichtet ist), den ZESSIONAR unverzüglich auf Aufforderung hin entschädigen wird;

(d) er sicherstellen wird, dass alle Beträge, welche von den ABNEHMERN an den ZEDENTEN zahlbar sind, den BANKKONTEN gutgeschrieben werden und alle Rechnungen, Auszüge, Urkunden und ähnliche Dokumente, welche den ABNEHMERN durch den ZEDENTEN zugestellt werden, eine Bestimmung enthalten, wonach alle Zahlungen nur durch Direktzahlung auf das betreffende BANKKONTO gemacht werden sollen; und

(e) falls Zahlungen von ABNEHMERN auf anderen Konten als den BANKKONTEN empfangen werden, der ZEDENT die Beträge dem ZESSIONAR direkt oder auf die BANKKONTEN übertragen wird.

26. DAUER DER ABTRETUNG

26.1 Die ABTRETUNG soll dauernd sein und für die Laufzeit dieses VERTRAGES gelten und unter Vorbehalt von ABSCHNITT 34.

26.2 Unter Vorbehalt von ABSCHNITT 34, sollen die Verpflichtungen des ZEDENTEN hierunter nicht beeinträchtigt sein durch eine Handlung, Unterlassung oder Umstände, welche die Abtretung bzw. diesen VERTRAG beendigen könnte(n) oder den ZEDENTEN sonstwie von seinen Verpflichtungen hierunter befreien oder die Verpflichtungen beeinträchtigen könnte(n), einschliesslich, aber nicht ausschliesslich, und unabhängig davon, ob sie dem ZEDENTEN bekannt sind oder nicht:

(a) eine dem ZESSIONAR oder einer anderen Partei DES FACTORINGVERTRAGES gewährte Frist, ein Verzicht oder Zugeständnis oder ein Vergleich mit dem ZESSIONAR oder einer anderen Partei des FACTORINGVERTRAGES;

(b) die/der Errichtung, Abänderung, Verlängerung, Vergleich, Austausch, Erneuerung, Freigabe, Verweigerung oder Vernachlässigung in Bezug auf die Perfektion oder Durchsetzung der Bedingungen des FACTORINGVERTRATGES oder irgendwelcher Rechte oder Behelfe oder in Bezug auf Sicherheiten, die vom Zedenten oder einer anderen Partei des FACTORINGVERTRAGES gewährt wurden;

(c) irgendeine Unregelmässigkeit, Ungültigkeit oder Anfechtbarkeit einer Verpflichtung des ZESSIONARS oder einer

Partei des Factoringvertrages oder ein gegenwärtiges oder zukünftiges Gesetz oder Verfügung einer Regierung oder Behörde (gleichwie ob rechtlicher oder tatsächlicher Art), die eine Reduktion solcher Verpflichtungen bedingen oder diese sonstwie beeinträchtigen, mit dem Zweck, dass sämtliche Verpflichtungen des Zedenten unter diesem Vertrag sowie die Abtretung rechtsgültig bleiben sollen und dieser Vertrag auch so interpretiert werden soll, als dass keine Unregelmässigkeiten, keine Ungültigkeit oder Anfechtbarkeit, ein solches Gesetz oder Verfügung vorliegen würden; und

(d) eine gesetzliche Beschränkung, Unvermögen, Unfähigkeit oder andere Umstände, einschliesslich Konkurs, Zahlungsunfähigkeit, Liquidation, Konkursverwaltung oder andere Zwangsverwaltung in Bezug auf den Zessionar oder eine andere Partei des Factoringvertrages oder einer anderen Person oder eine Änderung oder Abweichung der Bestimmungen des Factoringvertrages oder eines anderen Dokumentes oder Sicherheit.

26.3 Die Sicherheit, die hierunter bestellt wird, ist kumulativ, unabhängig und besteht am Wirksamkeitsdatum oder danach zusätzlich zu jedwelchen anderen Abtretungen oder Sicherheiten oder Garantien des Zessionars oder einer anderen Gesicherten Partei hinsichtlich einer Verpflichtung und soll durch diese nicht beeinträchtigt werden. Keine dieser anderen Sicherheiten soll diesen Vertrag beeinträchtigen oder durch diesen Vertrag beeinträchtig werden oder soll auf irgendeine Art mit diesem Vertrag vereint werden.

27. EINZIEHUNG, VERWERTUNG UND VERWENDUNG DER ERLÖSE

27.1 Im Einklang mit und gemäss den Bestimmungen der Factoringdokumente hat der Zessionar das Recht, aber nicht die Pflicht, und ohne vorgängige Ankündigung oder Mitteilung an den Zedenten, auf eigene Initiative jede Handlung vorzunehmen, die er als angemessen erachtet um die Abgetretenen Vermögenswerte direkt von den Bankkonten einzuziehen, insbesondere kann der Zessionar alle oder einen Teil der Guthaben auf den Bankkonten oder die aufgelaufenen Zinse verrechnen.

27.2 Die Einziehung und Verwertung der Abgetretenen Vermögenswerte findet ausserhalb des Schuldbetreibungsverfahrens statt und der Zessionar hat insbesondere das Recht, die Abgetretenen Vermögenswerte einzufordern und einzuziehen und die Guthaben mit den Verpflichtungen aufzurechnen oder die Abgetretenen Vermögenswerte durch Privatverkauf an einen Dritten zu verkaufen oder durch Selbsteintritt zu erwerben.

27.3 Der Zedent verzichtet hiermit auf das Recht, zu verlangen, dass die Abgetretenen Vermögenswerte verwertet werden bevor die Zwangsvollstreckung in Bezug auf andere Vermögenswerte erfolgt oder bevor andere Sicherheiten, welche dem Zessionar für die Verpflichtungen gewährt wurden, ausgeübt werden.

28. VERZICHT, KUMULATIVE RECHTSBEHELFE

28.1 Die Rechte, Befugnisse und Rechtsbehelfe gemäss diesem Vertrag bestehen kumulativ und stellen weder ausschliessliche Rechte oder Rechtsbehelfe von Gesetzes wegen noch sonstwie dar, noch soll der Vertrag in diesem Sinne ausgelegt werden.

28.2 Eine Unterlassung oder Verzögerung seitens des Zedenten irgendwelche gemäss diesem Vertrag oder von Gesetzes wegen vorgesehene Rechte, Befugnisse oder Rechtsbehelfe auszuüben (zusammen die "**Rechte**") soll keinen Verzicht auf diese Rechte bewirken, noch soll ein einzelner oder teilweiser Verzicht auf eines dieser Rechte die weitere oder andere Ausübung dieses einen Rechts oder die Ausübung eines anderen Rechts ausschliessen.

29. SCHADLOSHALTUNG

Der Zedent hält schadlos den Zessionar, seine Beauftragte, Bevollmächtigte und Delegierte gegen jede Handlung, Verfahren, Forderungen, Verluste, Schulden, Ausgaben, Lasten, Steuern und Kosten, die dieser infolge einer Verletzung einer Bestimmung dieses Vertrages durch den Zedenten oder der Ausübung eines Rechts und Befugnissen, die ihm durch diesen Vertrag übertragen wurden, erleidet.

30. VOLLMACHT

30.1 Der ZEDENT ernennt den ZESSIONAR um die Erfüllung seiner Verpflichtungen hierunter vollumfänglich sicherzustellen als seinen Bevollmächtigten und gewährt ihm das Recht mit Einzelvollmacht zu handeln und im Namen und auf Rechnung des ZEDENTEN alle Handlungen und Dinge vorzukehren und alle Urkunden, Instrumente, Dokumente zu unterzeichnen, übergeben und vollziehen, die für die Ausführung der Verpflichtungen, die dem Zedenten durch diesen Vertrag auferlegt werden, erforderlich sind, um dem ZESSIONAR die Ausübung seiner betreffenden Rechte und Befugnisse oder deren Delegation zu ermöglichen, die ihm gemäss diesem VERTRAG oder von Gesetzes wegen gewährt wurden.

30.2 Der ZEDENT genehmigt und bestätigt alle Handlungen, die vom ZESSIONAR bei ordnungsgemässer Ausübung seiner Rechte, die ihm gemäss Abschnitt 30.1 gewährt wurden, ausgeführt werden.

31. EINSCHRÄNKUNGEN

Die Einschränkungen gemäss Abschnitt 6 (*limitation provisions relating to the sellers*) der Intercreditorvereinbarung sind entsprechend auf diesen VERTRAG anwendbar.

32. MITTEILUNGEN

32.1 Sämtliche Mitteilungen im Zusammenhang mit diesem Vertrag haben in Englischer Sprache und schriftlich zu erfolgen, und falls nichts anderes vereinbart ist, sind sie per Fax, persönliche Übergabe oder Post zuzustellen.

32.2 Mitteilungen an den ZEDENTEN:

Adresse: 3960 Sierre
Zu Handen: Philippe Rouault
Fax: +41 27 457 53 25

Mitteilungen an den Zessionar:

Adresse: Heinrich-von-Brentano-Str. 2,
55130 Mainz
Deutschland
Zu Handen: Tobias Heth
Fax:

6131 4647 190 +49

33. SALVATORISCHE KLAUSEL

Sollte eine Bestimmung dieses VERTRAGES nach Auffassung des zuständigen Schiedsgerichts, Gerichtes oder der zuständigen Behörde ungültig oder unwirksam sein, so berührt dies die Wirksamkeit der übrigen Bestimmungen dieses VERTRAGES nicht. Diesfalls handeln die PARTEIEN in gutem Glauben eine Ersatzbestimmung aus, welche den wirtschaftlichen Absichten der PARTEIEN am besten entspricht ohne unwirksam zu sein, und die PARTEIEN unterzeichnen alle in diesem Zusammenhang notwendigen Vereinbarungen und Dokumente. Falls die PARTEIEN in Bezug auf eine Ersatzbestimmung keine Einigung erzielen können, beeinträchtigt dies die Gültigkeit des Restes dieses VERTRAGES nicht.

34. FREIGABE DER SICHERHEIT

Sobald die VERPFLICHTUNGEN gemäss ihren entsprechenden Bedingungen unwiderruflich bezahlt und vollständig beglichen sind und keine weiteren Verpflichtungen gemäss dem FACTORINGVERTRAG (soweit die Verpflichtungen unter Schweizer Recht durchsetzbar sind) entstehen können, gibt der ZESSIONAR auf Aufforderung des ZEDENTEN und auf dessen Kosten die ABGETRETENEN VERMÖGENSWERTE frei und zediert sie an den ZEDENTEN zurück.

35. ÄNDERUNGEN UND ERGÄNZUNGEN

Soweit dies unter dem FACTORINGVERTRAG erlaubt ist, bedürfen Änderungen und Ergänzungen zu diesem VERTRAG, einschliesslich dieses Abschnitts, der Schriftform und müssen von allen PARTEIEN unterzeichnet werden.

36. ABTRETUNGSVERBOT / DELEGATION

36.1 Die Rechte, Rechtsansprüche und Verpflichtungen des ZEDENTEN gemäss diesem VERTRAG sind persönlich. Entsprechend können sie nicht abgetreten oder auf irgendeine Weise übertragen werden. Der ZEDENT verpflichtet sich, seine Rechte, Rechtsansprüche oder Verpflichtungen gemäss diesem VERTAG nicht an einen Dritten abzutreten oder zu übertragen.

36.2 Der ZESSIONAR ist berechtigt, seine Befugnisse, Ermächtigungen und Ermessensausübung, die ihm durch diesen VERTRAG (generell oder einzeln) eingeräumt wurden (einschliesslich die Vollmacht) zu den Bedingungen, die er als angemessen betrachtet, zu delegieren.

37. BANKGEHEIMNIS UND VERZICHTSERLÄRUNG

Der ZEDENT entbindet den ZESSIONAR und jede GESICHERTE PARTEI hiermit vom Schweizerischen oder jedem anderen Bankgeheimnis (falls anwendbar) und von jeder weiteren Vertraulichkeitsverpflichtung hinsichtlich Informationen, die sich direkt oder indirekt in Bezug auf die BANKKONTEN und die ABTRETUNG gemäss diesem VERTRAG ergeben, insbesondere soweit dies für die Unterzeichnung, Erfüllung und Abwicklung dieses VERTRAGES und die Einziehung der ABGETRETENEN VERMÖGENSWERTE erforderlich ist und/oder für die ordnungsgemässe Ausübung der betreffenden Reche oder Erfüllung der betreffenden Verpflichtungen durch den ZESSIONAR oder eine GESICHERTE PARTEI und genehmigt ausdrücklich die Übertragung solcher Daten und/oder Informationen ins Ausland. Der ZESSIONAR und jede GESICHERTE PARTEI ist gegenüber der KONTOBANK berechtigt, jederzeit Informationen betreffend der BANKKONTEN zu erhalten, soweit dies für die Unterzeichnung, Erfüllung und Abwicklung dieses VERTRAGES und die Einziehung der ABGETRETENEN VERMÖGENSWERTE erforderlich ist und/oder für die ordnungsgemässe Ausübung der betreffenden Rechte oder Erfüllung der betreffenden Verpflichtungen durch den ZESSIONAR oder eine GESICHERTE PARTEI.

38. GERICHTSSTAND UND ANWENDBARES RECHT

38.1 Dieser VERTRAG unterliegt dem schweizerischen Recht (ohne die Bestimmungen des Internationalen Privatrechts).

38.2 Die zuständigen Gerichte in Zürich 1, Schweiz, sind für alle Streitigkeiten aus diesem VERTRAG ausschliesslich zuständig, unter Vorbehalt des Rechts auf Weiterzug an das Schweizerische Bundesgericht.

39. AUSFERTIGUNGEN

Dieser VERTRAG kann auf einer beliebigen Anzahl Exemplaren unterzeichnet werden und alle Exemplare zusammen stellen ein und dasselbe Dokument dar.

40. WIRKSAMKEIT

Dieser Vertrag wird wirksam an dem Tag, an dem sämtliche im Factoringvertrag enthaltenen Bedingungen zur Zufriedenheit des ZESSIONARS erfüllt sind. Der ZESSIONAR wird gegenüber dem ZEDENTEN die Erfüllung der Bedingungen und den Beginn dieses Vertrags bestätigen (aufschiebende Bedingung).

Dieser VERTRAG wurde am Datum abgeschlossen, das zu Beginn dieses VERTRAGES genannt wird.

[Unterschriftenseite folgt.]

Alcan Aluminium Valais SA,
als Zedent

Name:	Name:
Titel:	Titel:

GE Capital Bank AG,
als Zessionar

Name:	Name:
Titel:	Titel:

Anhang 1: Liste der Bankkonten

Kontobank (Firmenname und Adresse)	Kontonummer	Swift	Währung
Credit Suisse AG Giesshübelstrasse 30 CH-8070 Zürich Schweiz	CH2104835020609721000	CRESCHZZ80A	CHF
Credit Suisse AG Giesshübelstrasse 30 CH-8070 Zürich Schweiz	CH1904835020609722006	CRESCHZZ80A	GBP

Anhang 2: Kontrollvereinbarung

Agreement regarding assignment of bank accounts

(the “Agreement”)

1. Credit Suisse AG, Paradeplatz 8, 8001 Zurich, Switzerland (“Credit Suisse”), takes note that its Client, Alcan Aluminum Valais S.A., 3960 Sierre, Switzerland, (the “Client”), has assigned for security purposes (“Sicherungszession”) to GE Capital Bank AG (the “Assignee”), Heinrich-von-Brentano-Str. 2,55130, Germany, as fiduciary security all present and future claims and monies standing to the credit of its accounts

-	no.
206097-21 / IBAN CH2104835020609721000 (assigned)

-	no.
206097-22-6 / IBAN CH1904835020609722006 (assigned)

(for the purpose of this Agreement referred to as the “Accounts” and the respective content of such Accounts the “Assigned assets”).

The Client and the Assignee together shall hereinafter be referred to as the “Transaction Parties”.

2. Credit Suisse herewith confirms that it has taken note of such assignment (the “Assignment”) and of the Assignee’s security interest in the Assigned Assets and will hold the Assigned Assets in the Assignee’s favour, subject to the provisions hereafter.

3. Any accrued interest on the Assigned Assets shall be credited to the Accounts.

4. Subject to the provisions contained in this Agreement Credit Suisse waives all rights, such as right of lien, retention rights, rights of set-off, assignment rights or any other charge it may have with regard to the Assigned Assets, now or at any time hereafter. On the other hand, neither of the Transaction Parties is entitled to set-off any Assigned Assets against any claim Credit Suisse may have or acquire against such Transaction Party.

5. Credit Suisse is authorized to indicate the Assignment on the respective bank statements and bank advices (e.g. “assigned” or “assigned to a third party”). The Transaction Parties shall not produce or submit such bank statements and bank advices to any third parties without Credit Suisse’s prior consent, provided, however, that the Transaction Parties may disclose to any person with whom they are proposing to enter into (or have entered into) any kind of assignment, transfer or accession in relation to this Agreement any information relating to this Agreement (including such bank statements and bank advices). In any event, the Transaction Parties warrant that they will not use such bank statements vis-à-vis third parties or authorities if such use may cause misunderstandings or results in misleading conclusions with regard to the availability and the creditorship of the Assigned Assets.

6. As of the date and subject to the provisions of this Agreement, Credit Suisse shall block the Accounts in favor of the Assignee or any of the Assignee’s successors, transferees or (further) assignees and Credit Suisse shall transfer and/or release the Assigned Assets then existing as per the instructions received by the Assignee.

7. The blocking of the Accounts shall not affect the right of the Client to receive from Credit Suisse any information relating to the Assigned Assets as long as the Assigned Assets are held in the Accounts.

8. Credit Suisse shall send to the Assignee, duplicates of all bank statements in respect of the Assigned Assets.

9. In any case, Credit Suisse reserves the right not to comply with any instruction from the Client and/or the Assignee if compliance with such instruction is not permitted by law or to the extent that compliance with such instruction would be in conflict with any rule, measure or requirement of any authority Credit Suisse is bound to or reasonably expected to comply with. On a best efforts basis and to the extent permitted by law Credit Suisse undertakes to inform the Assignee immediately on any such rule, measure or requirement but is not obliged to represent the Assignee or any of the Assignee’s successors, transferees or (further) assignees and/or the Client before any such authority or in any proceedings.

10. Furthermore, Credit Suisse is entitled to disclose information regarding the Assigned Assets to the competent offices and authorities where requested or required by law, or by any court of competent jurisdiction or any competent judicial, governmental, supervisory or official body to whose rules, measures or requirements Credit Suisse is bound to or reasonably expected to comply with.

11. The Assigned Assets, to the extent they are held in cash, shall be held on current accounts only.

12. The Client hereby irrevocably undertakes to comply with the procedures agreed in this Agreement and authorizes Credit Suisse to establish with the Assignee or any of the Assignee’s successors, transferees or (further) assignees any contact necessary in connection with this Agreement and, to this extent, releases Credit Suisse from its banking secrecy and data protection obligations. Instructions from the Client that are in conflict with the provisions of this Agreement shall not affect Credit Suisse’s obligations under this Agreement but, instead, Credit Suisse shall remain entitled to make available the Assigned Assets to the Assignee or any of the Assignee’s successors, transferees or (further) assignees as agreed herein.

13. Credit Suisse is authorized to charge a one-time fee of CHF 6’000.00 in connection with the Assignment expenses for the Accounts. Furthermore, Credit Suisse remains authorized to charge its fees in the amount of CHF 2’000.00 per year in connection with its role under this Agreement plus (ordinary) commissions as account bank as well as any additional expenses and costs incurred for any related services. Changes shall be notified to the Transaction Parties in advance. For appointments of further successor agents a fee in a range between CHF 500.00 and CHF 2’000.00 (dependent on the complexity of the transaction) will be charged.

14. Credit Suisse reserves its right to terminate the banking relationship with the Client at any time in accordance with its General Conditions but it shall promptly notify the Assignee or any of the Assignee’s successors, transferees or (further) assignees in advance thereof and keep the Assigned Assets blocked in the Assignee’s or the Assignee’s successors’, transferees’ or (further) assignees’ favour until receipt of the Assignee’s or its successors’, transferees’ or (further) assignees’ instructions or consent to a transfer of the Assigned Assets. Failing receipt of such instructions within five working days Credit Suisse is authorized to make available the Assigned Assets to the Assignee or its successors, transferees or (further) assignees without any further notice.

15. In case of dispute regarding the entitlement towards the Assigned Assets Credit Suisse reserves the right to effect payment of the Assigned Assets to a deposit account of the Zurich district court according to art. 92, 96 and/or 168 of the Swiss Code of Obligations. By doing so, Credit Suisse shall be fully released from its payment obligations.

16. The Transaction Parties take note that Credit Suisse is not and does not intend to be a party to the assignment agreement nor to any other agreement between the Transaction Parties (other than this Agreement) and that Credit Suisse does not undertake any obligation and responsibility other than obligations and responsibilities contained in this Agreement Unless being advised to the contrary and subject to the provisions contained herein, Credit Suisse may assume that all instructions given by the appointed signatories with regard to the Assigned Assets are in compliance with agreements made between the Transaction Parties.

17. Any notice to Credit Suisse under this Agreement has to be sent as a “matter of urgency” to:

Credit Suisse

Mr. Stephan Brechtbühl

SGLS 23

Giesshübelstrasse 30

CH-8070 Zürich

Fax: +41 44 333 40 41

Phone: +41 44 333 64 26

A confirmed notice has to be sent by fax first and confirmed by mail or courier thereafter.

Any instructions relating to or in connection with this Agreement shall be made to Credit Suisse on Zurich bank working days during business hours (08:00 – 17:30 local time Zurich) and shall be sent to the above mentioned address or such other address notified by Credit Suisse in writing to the Transaction Parties at their correspondence addresses as indicated in clause 1 of this Agreement.

18. If the Assignee intends to assign its rights related to the Assigned Assets to a third party (successors, transferees or (further) assignees), the Assignee, acting through the signatories as defined vis-a-vis Credit Suisse on Credit Suisse’s bank forms, is obliged to notify such assignment (indicating the identity details of such third party as well as the date on which such assignment shall enter into legal effect) to Credit Suisse and to transfer all duties and obligations out of this Agreement to such third party who then shall sign a (new) tripartite agreement corresponding with the terms of this Agreement. Any such further assignment must be governed by Swiss law. Failing this, Credit Suisse is entitled but not obliged to apply the provisions of this Agreement vis-à-vis such third party.

When transferring the duties and obligations arising out of this Confirmation Agreement to a successor, transferee or (further) assignee the Transaction Parties shall procure that any such successor, transferee or (further) assignee provides the documentation required in connection with the applicable KYC requirements to Credit Suisse.

19. The Assignor will give by a separate instruction document an irrevocable authorization to the Assignee to dispose of the Accounts and the Assigned Assets. The Assignee will deliver Credit Suisse a specimen with signatures of persons entitled to sign in the name of and on behalf of it in relation to the Accounts and the Assigned Assets. Credit Suisse may only accept notices from the Assignee duly signed by such persons but, on the other hand, Credit Suisse can fully rely on this specimen and shall have no obligation to make any further inquiries.

20. In any event, this Agreement will be automatically terminated upon closing of all the Accounts or upon the reassignment of all Assigned Assets to the Client or upon Credit Suisse’s release from its obligations under this Agreement either by the Assignee or by any of the Assignee’s successors, transferees or (further) assignees.

21. Subject to the provisions contained herein, Credit Suisse’s General Conditions, as enclosed, are hereby acknowledged by the Transaction Parties and shall apply.

22. This Agreement, which shall become effective upon (i) receipt of duplicates duly signed by the Transaction Parties (ii) the Client (lwyss@wwp.ch or ibuergi@wwp.ch) and the Assignee (oliver.widmer@pestalozzilaw.com or urs.kloeti@pestalozzilaw.com) having each confirmed by e-mail to Credit Suisse (antonino.catanese.2@credit-suisse.com and stephan.brechtbuehl@credit-suisse.com) that the Agreement shall become effective and such email notification to be followed by a written confirmation duly signed by the Client and the Assignee within three business days after such effective date (it is understood by the Client and the Assignee that such confirmation is to be sent to Credit Suisse on and subject to the occurrence of the commencement date of the underlying transaction), is governed by substantive Swiss law with the exception of the collision rules of Swiss international private law. Exclusive place of jurisdiction with respect to this Agreement is the Commercial Court (Handelsgericht) of the Canton of Zurich.

Credit Suisse Place, date:

Name:

Name:

The Assignee GE Capital Bank AG Place, date:

Name:

Name:

The Client Alcan Aluminum Valais S.A. Place, date:

Name:
Name:

Attachments:

Enclosure:

-	Credit
Suisse General Conditions and Safe Custody Regulations

-	Fees
and commissions

50